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                                                                   Exhibit 10.12


                 COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

                                    BETWEEN

                      PIONEER HI-BRED INTERNATIONAL, INC.

                                      AND

                                 MAXYGEN, INC.

                               December 23, 1998







* CERTAIN INFORMATION WITHIN THIS EXHIBIT HAS BEEN OMITTED AND THE NON-PUBLIC INFORMATION HAS BEEN FILED SEPARATELY WITH THE SEC. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                 COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

     THIS COLLABORATIVE RESEARCH AND LICENSE AGREEMENT (the "Agreement") is entered into as of December 23, 1998, by and between PIONEER HI-BRED INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Iowa at 800 Capital Square, 400 Locust Street, Des Moines, Iowa 50309 ("PIONEER") and MAXYGEN, INC., a corporation organized and existing under the laws of the State of Delaware, located at 3410 Central Expressway, Santa Clara, California 95051 ("MAXYGEN").

     WHEREAS, MAXYGEN has expertise in the rearrangement of DNA to produce and discover genes utilizing proprietary technologies; and

     WHEREAS, PIONEER has expertise in the breeding and development of proprietary crop species; and

     WHEREAS, PIONEER and MAXYGEN wish to enter into this Agreement in order to perform research together to discover and develop new genes that can be used by PIONEER to produce improved seeds and agricultural products; and

     WHEREAS, MAXYGEN will perform research on projects funded and supported by PIONEER in order to discover and develop such genes and will license the results of such research to PIONEER for the purpose of the development, manufacture and sale of products by PIONEER. MAXYGEN will also modify and adapt the MAXYGEN Intellectual Property

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as set forth herein in order to facilitate the R&D Program and will work with
PIONEER to develop and modify screening methods for each project as needed; and

     WHEREAS, PIONEER will perform research to develop products and technology based on the research results discovered by MAXYGEN and/or PIONEER and will grant to MAXYGEN a license to the results of such research for the purpose of the development, testing, manufacture and sale of products by MAXYGEN.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the parties hereby agree as follows:

                           SECTION 1.   DEFINITIONS.
                           ------------------------

     1.1 "Affiliate" means any corporation, firm, limited liability company, partnership or other entity that directly or indirectly controls or is controlled by or is under common control with a party to this Agreement. Notwithstanding the actual control exercised by PIONEER, Optimum Quality Grains, L.L.C., is to be considered an Affiliate of PIONEER. As used in this Section, "control" means ownership, directly or through one or more Affiliates, of 50 percent or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or 50 percent or more of the equity interests in the case of any other type of legal entity, status as a general partner

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in any partnership, or any other arrangement whereby a party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity, or if such level of ownership or control is prohibited in any country, any entity owned or controlled by or owning or controlling at the maximum control or ownership right permitted in the country where such entity exists.

     1.2 "Agent" means any corporation or other entity through which PIONEER or MAXYGEN or one or more of their respective Affiliates produces, markets, or sells PIONEER or MAXYGEN Licensed Products, as the case may be.

     1.3 "Benchmark Product" shall mean a product that (i) does not contain a Shuffled Gene and (ii) is not made or identified using any MAXYGEN Intellectual Property or Joint Intellectual Property (including without limitation, any method or process included therein), but which is otherwise identical to a PIONEER Licensed Product (or if no such product exists, substantially similar to a PIONEER Licensed Product) and is available in the same geographic market and time period. A Benchmark Product shall be a commercial product sold by PIONEER or its Affiliates or Agents; provided, if PIONEER or its Affiliates or Agents do not sell such a Benchmark Product, then the most comparable product sold by a third party in the applicable geographic market during the applicable time period shall be used as the Benchmark Product. By way of

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illustration, and without limitation, the Benchmark Product for a PIONEER
Licensed Product which contained one or more Shuffled Genes would be an otherwise comparable product not containing any Shuffled Genes.

     1.4 "Confidential Information" means the Work Plans, and all information, including, but not limited to, Know-How, biological materials (including the PIONEER Material(s) and MAXYGEN Material(s)), and data, scientific, technical, or non-technical, business plans, and marketing and sales information disclosed by one party to the other hereunder or under the Confidentiality Agreement between MAXYGEN and PIONEER and E.I. duPont de Nemours and Company dated November 4, 1997, or under the Amendment to the Confidentiality Agreement between MAXYGEN, E.I. duPont de Nemours and Company and PIONEER dated July 27, 1998, for the purposes of the R&D Program, or to fulfill obligations under this Agreement, whether disclosed or provided in oral, written, graphic, photographic or any other form, except to the extent that such information:

               (i) as of the date of disclosure is known to the receiving party or its Affiliates, as shown by written documentation, other than by virtue of a prior confidential disclosure from the disclosing party to the receiving party or its Affiliates;

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               (ii)   as of the date of disclosure is in, or subsequently
enters, the public domain, through no fault or omission of the receiving party;
or

               (iii) as of the date of disclosure or thereafter is obtained from a third party free from any obligation of confidentiality; or

               (iv) after the date of disclosure or thereafter is developed by the receiving party independent of the disclosure as shown by written documentation.

     1.5 "Controls" or "Controlled" means, with respect to intellectual property, possession (other than by virtue of this Agreement and the licenses granted herein) of the ability to grant licenses or sublicenses to the other party hereto without violating the terms of any agreement or other arrangement with, or the rights of, any agreement with a third party.

     1.6  "Effective Date" means December 23, 1998.

     1.7 "Enabling Technology" means such specific tools, technologies and/or methods relating to [*******] as the parties may agree in writing to have MAXYGEN develop in the R&D Program in accordance with an agreed upon written Work Plan, to facilitate the development of PIONEER Licensed Products, in each case, which is designated by written agreement by the parties as Enabling Technology.

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     1.8  "FTE" means the equivalent of one full year of work on a full time basis by a scientist or other professional possessing skills and experience necessary to carry out the R&D Program by MAXYGEN, determined in accordance with MAXYGEN's normal policies and procedures.

     1.9 "Gene" means any gene selected for Shuffling in the R&D Program by the RDSC pursuant to (P)2.1D(a).

     1.10 "Gene Library" means, with respect to a particular Gene, the complete collection of Gene Variants produced from the Shuffling of such Gene in connection with the R&D Program.

     1.11 "Gene Variant" means any altered form of a Gene made in connection with the R&D Program which is the result of Shuffling.

     1.12 [*******]

     1.13 [*******]

     1.14 [*******]

     1.15 "Intellectual Property" means all Patent Rights and Know-How. It is understood that Intellectual Property does not include any intellectual property owned or Controlled by MAXYGEN relating to the practice of Shuffling Technology. It is further understood that Intellectual Property does not include any intellectual property owned or Controlled by MAXYGEN or PIONEER as of the

                                      -6-
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Effective Date or developed outside of and not in connection with the R&D
Program.

               (a) "MAXYGEN Intellectual Property" means MAXYGEN Patent Rights and MAXYGEN Know-How.

               (b) "PIONEER Intellectual Property" means PIONEER Patent Rights and PIONEER Know-How.

               (c) "Joint Intellectual Property" means Joint Patent Rights and Joint Know-How.

     1.16 "Jointly Developed" or "Jointly Invented" means any item developed or invented by both parties. If the item developed or invented is a patentable invention, such invention is jointly developed if both parties' employees or consultants are considered inventors under 35 U.S.C. (S)1 et. seq., and as
                                                          --------
interpreted by the U.S. Patent and Trademark Office and the United States courts.

     1.17 "Know-How" means all Research Results and all non-patented inventions, improvements, discoveries, data, instructions, processes, formulas, information (including, without limitation, chemical, physical and analytical, safety, manufacturing and quality control data and information) and trade secrets created, discovered, or developed during the Research Term and in connection with the R&D Program. It is understood that Know-How does not include any (i) Shuffling Technology or (ii) inventions within the Patent Rights.

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               (a)  "MAXYGEN Know-How" means Know-How owned or Controlled by
MAXYGEN or created, discovered, or developed solely by MAXYGEN in the R&D
Program.

               (b) "PIONEER Know-How" means Know-How owned or Controlled by PIONEER or created, discovered or developed solely by PIONEER in the R&D Program.

               (c) "Joint Know-How" means Know-How which is created, discovered, or developed jointly by both parties in the R&D Program.

     1.18 "Licensed Product" means a PIONEER Licensed Product or MAXYGEN Licensed Product.

     1.19 "MAXYGEN Crops" means [*******].

     1.20 "MAXYGEN Licensed Product" means any product that is, or is derived from:

                    (i) Plant cells, Plant parts, Plants or seeds of a MAXYGEN Crop, which (a) [*******] or (b) is identified or produced utilizing PIONEER Intellectual Property or Joint Intellectual Property; or

                    (ii) Plant cells, Plant parts, Plants or seeds of a PIONEER Crop, which (a) incorporates or is made through the use of Research Materials permitted pursuant to (P)2.1F(f), or (b) is

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identified or produced utilizing PIONEER Intellectual Property or Joint
Intellectual Property; or

                    (iii) any other product that (a) [*******] which Plant or organism is not a PIONEER Crop or MAXYGEN Crop, and products derived from such a Plant or other organism, or (b) is identified or produced utilizing PIONEER Intellectual Property or Joint Intellectual Property.

     It is understood and agreed that a MAXYGEN Licensed Product includes, without limitation, (i) a Plant, (ii) macro, micro, and molecular parts of a Plant, including, without limitation, seeds and DNA contained therein, and (iii) extracts from a Plant, whether in unprocessed or processed form, including [*******] in each case, that is or is from a MAXYGEN Crop in (i), above, or a PIONEER Crop in (ii), above.

     1.21 "Net Sales" means, for a particular PIONEER Licensed Product, the gross monies or the monetary equivalent of all other consideration in any form, whether or not invoiced, billed by or due to PIONEER or its Affiliates, or Sublicensees for the use, sale, lease or transfer of such PIONEER Licensed Product(s); less qualifying costs directly attributable to such use, sale, lease, or transfer, to the extent actually allowed and borne by PIONEER. Such qualifying costs shall be limited to [*******] costs for the following:
(i)credits or refunds, not exceeding the original or customary billing or invoice amount, for such claims or returns,

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(ii) packaging, (iii) returnable containers, (iv) prepaid transportation insurance premiums, (v) prepaid outbound transportation expenses, (vi) discounts, in amounts customary in the trade, for quantity purchases, cash payments, prompt payments, wholesalers, and distributors, and (vii) taxes, including sales, use, excise, import, export, and other taxes or duties (excluding taxes on income), separately billed or invoiced, and borne by PIONEER, imposed by a government agency with the authority to do so on such use, sale, lease or transfer. All sales of PIONEER Licensed Products shall be recorded in U.S. dollars and recognized per U.S. Generally Accepted Accounting Principles (GAAP), consistently applied. A PIONEER Licensed Product used, sold, leased, or transferred by gift or for consideration other than money shall be deemed to have a monetary value of the higher of [*******]. In the event that any PIONEER Licensed Product(s) are sold, leased or transferred between PIONEER and one of its Affiliates, Sublicensees, or Agents or between two of its Affiliates, Sublicensees, or Agents or any PIONEER Licensed Product is used by PIONEER or one of its Affiliates, Sublicensees, or Agents, the money or monetary equivalent of such PIONEER Licensed Product(s) shall be the higher of [*******]. PIONEER Licensed Product(s) used in testing, clinical or feeding trials, or as marketing samples to develop or promote the PIONEER Licensed Product(s) shall not be included as PIONEER Licensed Product(s)

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used, sold, leased, or transferred; provided the PIONEER Licensed Product(s) are supplied to the user at no cost.

          For purposes of determining Net Sales, sales of PIONEER Licensed Products shall not be discounted due to any product "bundling" unless PIONEER and its Affiliates, Agents and Sublicensees do not offer the PIONEER Licensed Product outside of a "bundle". In the case of discounts on "bundles" of products or services which include PIONEER Licensed Products, PIONEER may with notice to MAXYGEN calculate the Net Sales for the applicable PIONEER Licensed Product by discounting the bona fide list price of a PIONEER Licensed Product by no more than the average percentage discount of all products of PIONEER and/or its Affiliates, Agents or Sublicensees in a particular "bundle", calculated as follows:

          Average percentage
          discount on a          =   (1 - A/B) x 100
          particular "bundle"

where A equals the total discounted price of a particular "bundle" of products, and B equals the sum of the undiscounted bona fide list prices of each unit of every product in such "bundle". PIONEER shall provide MAXYGEN documentation, reasonably acceptable to MAXYGEN, establishing such average discount with respect to each "bundle".

     1.22 "Patent Rights" means (i) all patents and patent applications that claim an invention conceived and reduced to practice by MAXYGEN and/or PIONEER during the Research Term and in

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connection with the R&D Program or conceived in connection with the R&D Program and reduced to practice within twelve (12) months after the end of the Research Term, and (ii) any divisions, continuations, continuations-in-part, and patents that issue therefrom, reissues, reexaminations, extensions or other governmental actions that extend any of the subject matter of the patent applications or patents in (i) above, and any substitutions, confirmations, registrations or revalidations of any of the foregoing, in each case, which is owned or Controlled, in whole or part, by license, assignment or otherwise by MAXYGEN or PIONEER during the term of this Agreement.

               (a) "MAXYGEN Patent Rights" means Patent Rights owned or Controlled solely by MAXYGEN.

               (b) "PIONEER Patent Rights" means Patent Rights owned or Controlled solely by PIONEER.

               (c) "Joint Patent Rights" shall mean Patent Rights owned or Controlled by both PIONEER and MAXYGEN.

     1.23 [*******]

     1.24 "PIONEER Crop" means [*******].

     1.25 "PIONEER Material" or "MAXYGEN Material" means the tangible assays or biological materials, and protocols for using the same, provided by PIONEER or MAXYGEN, respectively, to the

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other in order so that the recipient can perform its obligations under the R&D
Program. All improvements to such assays, and derivatives and progeny of any such biological materials, whether made by the recipient or the provider, shall be considered to be owned by the provider of the original materials. By way of illustration and without limitation, improvements to an assay provided by PIONEER to MAXYGEN, whether made by MAXYGEN or PIONEER, would be considered PIONEER Materials and owned by PIONEER.

     1.26 "PIONEER Licensed Product" means any product that is, or is derived from, Plant cells, Plant parts, Plants or seeds of a PIONEER Crop that: (a) [*******], or (b) is identified or produced utilizing MAXYGEN Intellectual Property or Joint Intellectual Property. It is understood and agreed that a PIONEER Licensed Product includes, without limitation, (i) a Plant, (ii) macro, micro, and molecular parts of a Plant, including, without limitation, seeds and DNA contained therein, and (iii) extracts from a Plant, whether in unprocessed or processed form, including [*******] in each case, that is or is from such a PIONEER Crop.

     1.27 "PIONEER Product Technology" means such specific technologies, tools, assays and/or methods as the parties may agree in writing to have MAXYGEN develop in the R&D Program in accordance with an agreed upon written Work Plan, to facilitate PIONEER's development and testing of PIONEER Licensed Products, in each case, which is designated in writing by the RDSC as PIONEER Product Technology pursuant to (P)2.2A.

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     1.28 "Plant" means a monocotyledonous or dicotyledonous plant that may or may not currently represent a commercial crop, excluding any organisms that are not monocots or dicots, whether unicellular or multicellular, and whether or not such organism can perform photosynthesis.

     1.29 "Product Premium" means with respect to a particular PIONEER Licensed Product, the difference between the Product Price of the PIONEER Licensed Product and the Product Price of the applicable Benchmark Product in the same geographic market and time period. It is understood and agreed that the Product Premium shall also include any other consideration (e.g., technology access fees, up-front payments, and licensing fees) which PIONEER and its Affiliates, Agents and Sublicensees receive for the sale of a PIONEER Licensed Product as compared to the applicable Benchmark Product.

     1.30 "Product Price" means average, actual price of a PIONEER Licensed Product or Benchmark Product, as the case may be, sold in a particular geographic market during a particular time period.

     1.31 "R&D Program" means the research and development program to be conducted by MAXYGEN and PIONEER pursuant to Section 2 and as described in the Work Plan.

     1.32 "R&D Steering Committee" or "RDSC" means the committee created pursuant to Section 2 hereof.

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     1.33 "Research Data" means all data, inventions, and any other information obtained, developed, conceived and reduced to practice, or derived in the course of performance of the R&D Program.

     1.34 "Research Materials" mean all tangible property, including without limitation, assays, invented, obtained, discovered, developed, or derived, or the function or utility of which is discovered or determined, in the course of performance of the R&D Program. It is understood and agreed that the Research Materials shall not include any PIONEER Materials or MAXYGEN Materials, and that any assay and/or biological materials developed solely by PIONEER or solely by MAXYGEN for use in the R&D Program shall be deemed to be PIONEER Materials or MAXYGEN Materials, respectively. It is understood and agreed that all Gene Variants shall be Research Materials.

     1.35 "Research Results" means all Research Data and Research Materials collectively, including without limitation, all Enabling Technology.

          A. "MAXYGEN Research Results" means Research Results invented or developed solely by MAXYGEN.

          B. "PIONEER Research Results" means Research Results invented or developed solely by PIONEER.

          C. "Joint Research Results" means Research Results invented or developed jointly by both parties.

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     1.36 "Research Term" shall mean the period commencing on the Effective Date and, unless extended by written agreement of the parties pursuant to (P)2.1E(b) or sooner terminated as provided herein, terminating on the fifth anniversary of the Effective Date.

     1.37 "Shuffle," "Shuffled" and "Shuffling" mean the recombination and/or rearrangement and/or mutation of genetic material for the creation of genetic diversity using intellectual property and/or tangible property owned or Controlled by MAXYGEN.

     1.38 "Shuffled Gene" means (i) any Gene Variant that meets the applicable activity criteria established by the RDSC, which PIONEER selects to commercially develop, and which the RDSC designates pursuant to (P)2.1D(f), (ii) any PIONEER SGD, and (iii) any MAXYGEN SGD.

     1.39 "Shuffled Gene Derivative" means any modified form of a Shuffled Gene, which modification is developed from or made to the Shuffled Gene by any means, including without limitation, any codon modified variant, splice variant, mutation, derivative or variant of a Shuffled Gene, and any fragment(s) of the preceding.

          (a) "MAXYGEN Shuffled Gene Derivative" or "MAXYGEN SGD" means a Shuffled Gene Derivative which modification is developed or made by MAXYGEN or its Affiliates or Sublicensees.

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

          (b) "PIONEER Shuffled Gene Derivative" or "PIONEER SGD" means a Shuffled Gene Derivative which modification is developed or made by PIONEER or its Affiliates or Sublicensees.

     1.40 "Shuffling Technology" means techniques, methodologies, processes, materials and/or instrumentation useful for Shuffling, and generally applicable screening techniques, methodologies, or processes of using the resulting genetic material to identify potential usefulness. It is understood and agreed that specific assays developed for screening Gene Variants for a particular biological or chemical activity are not included in Shuffling Technology.

     1.41 "Sublicensee" means an entity to whom PIONEER or MAXYGEN, as the case may be, has granted a license or sublicense to make, have made, import, use, sell, offer for sale, or otherwise exploit Licensed Products.

     1.42 "Sublicense Payments" shall mean all consideration (other than pass-through royalties on Net Sales of PIONEER Licensed Products by Sublicensees due to MAXYGEN pursuant to (P)4.3A)received by PIONEER or MAXYGEN, as the case may be, and their respective Affiliates and Agents from Sublicensees in respect of any grant of rights to propagate, use or sell or otherwise distribute Licensed Products (including, without limitation, technology access fees, milestone fees, payments for the sale of or right to sell Licensed Products, and license and/or sublicense fees, whether such consideration is in cash, payment in kind, exchange or another form). Notwithstanding the above, Sublicense Payments shall not

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include any amounts received by MAXYGEN or PIONEER, as the case may be, from a third party for [*******].

     1.43 "Trait" means a characteristic of a PIONEER Crop associated with one or more genes sourced from any organism in any manner, that is manipulated or tracked by PIONEER or its Affiliates or Sublicensees as part of the PIONEER Licensed Product development process.

     1.44 "Trait Categories" means, as shown in Appendix B, the areas of interest from which the projects to be conducted pursuant to the R&D Program will be selected and for which licenses under this Agreement will be granted. In particular, the areas include, for the PIONEER Crops: [*******].

     1.45 "Work Plan" means a written plan approved by the R&D Steering Committee describing the activities to be carried out during each 12 month period of the R&D Program, as modified from time to time by the parties. The Work Plan for the twelve (12) month period starting on the Effective Date is attached hereto as Appendix A.

     1.46 The listed Appendices are:

          A.   Appendix A - Work Plan for 1998-1999; and

          B.   Appendix B - Trait Categories in PIONEER Crops.

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                           SECTION 2.  R&D PROGRAM.
                           -----------------------

          2.1  Implementation of the R&D Program.
               ---------------------------------

               A.   Basic Provisions of Program.
                    ---------------------------

                    (a) The primary objective of the R&D Program shall be the development of genes encoding enhanced or new Traits for PIONEER Crops within the applicable Trait Categories in order to develop new PIONEER Licensed Products. MAXYGEN and PIONEER shall use their reasonable efforts to conduct the research activities set forth in the Work Plan, and to provide PIONEER Materials and MAXYGEN Materials as set forth therein.

                    (b) In carrying out the R&D Program, MAXYGEN shall devote an average of [*******] FTEs per year for each of the five years of the Research Term ("Staffing Level"), and PIONEER shall pay MAXYGEN for the services of such FTEs as set forth herein. At the request of PIONEER, MAXYGEN will in good faith consider and discuss proposed increases or decreases to the Staffing Level; provided, however, that the Staffing Level shall remain at [*******] FTEs, unless the parties, in their sole discretion, agree in writing to different staffing levels. Any increase or decrease to the Staffing Level agreed to by the parties shall be reflected in the relevant Work Plan and budget associated with such Work Plan.

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                    (c)  MAXYGEN and PIONEER shall each use reasonable efforts to perform such tasks as are set forth to be performed by the respective party in the relevant Work Plan, and to provide such facilities, materials, equipment, and assay methods, as are necessary to perform the research activities set forth in the Work Plans.

                    (d) It is understood and agreed that MAXYGEN shall not be obligated to utilize on average per year more than [*******] FTEs in the R&D Program. It is further understood that PIONEER shall be responsible for the expense of its own research activities in the R&D Program that are not performed at MAXYGEN.

               B.   Collaborative Efforts and Reports.
                    ---------------------------------

                    (a) The parties agree that the successful execution of the R&D Program will require the collaborative use of both parties' areas of expertise. The parties shall keep the RDSC fully informed about the status of the portions of the R&D Program they respectively perform. Without limiting the foregoing, each party shall furnish to the RDSC quarterly written reports within 30 days after the end of each quarterly period, describing the progress of its activities in connection with the R&D Program in reasonable detail, including:
(i) a detailed accounting of the FTEs used, (ii) a reasonably detailed synopsis of the screening and testing of Gene Variants and Shuffled Genes, and the development of Shuffled Genes and PIONEER Licensed Products, and (iii) a description of

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Intellectual Property arising from the R&D Program.  It is understood and agreed that reports regarding the development and commercialization of PIONEER Licensed Products outside the scope of the R&D Program shall be subject to (P)5.3 below, and that reports regarding the development and commercialization of MAXYGEN Licensed Products outside the scope of the R&D Program shall be subject to
(P)5.4 below.

          (b) MAXYGEN and PIONEER shall cooperate in the performance of the R&D Program and, subject to any confidentiality obligations to third parties, shall exchange information and materials as necessary to carry out the R&D Program, pursuant to the provisions of this Agreement. Each party will attempt to accommodate any reasonable request of the other party to send or receive personnel for purposes of discussing the R&D Program. Such visits and access will be at agreed times, have defined purposes, be of agreed limited duration and be scheduled in advance. The requesting party will bear the travel and lodging costs of any such personnel. It is understood that any such visiting personnel may be subject to reasonable restrictions to protect intellectual property outside the R&D Program and the rights of third parties, which may include sequestration from research projects outside of the R&D Program.

          (c) During the Research Program and for a period of three (3) years thereafter, MAXYGEN and PIONEER shall maintain records of the R&D Program (or cause such records to be maintained) in sufficient detail and good scientific manner as will properly reflect all work done in the R&D Program and results achieved in the performance of the R&D Program; provided, that laboratory notebooks relating to activities conducted during and in connection with the R&D Program shall be retained, at a minimum, for the term of the Agreement. Each party shall use reasonable efforts to provide to the other pertinent Research Data generated by or on behalf of such party in connection with the R&D Program as the other party may reasonably request. Such Research Data shall include, without limitation: all results obtained as a result of activities conducted pursuant to (P)2.1D(d) and (e), and all results with respect to (i) any Gene Variants which had activity meeting the applicable criteria established by the RDSC, (ii) all results of all assays in which Gene Variants or protein pools, as the case may be, demonstrated such activity, and (iii) the levels of such activity. It is understood that nothing herein shall require, or be construed to require, MAXYGEN to disclose to PIONEER any Shuffling Technology, except to the extent necessary for filing patent applications claiming Shuffled Genes.

          C.   Work Plans.
               ----------

               (a) For each 12-month period during the Research Term after the period covered by the initial Work Plan of Appendix A, a Work Plan shall be prepared by MAXYGEN and PIONEER and approved by the RDSC no later than 60 days before the end of the then current 12-month period. Absent agreement by the parties, MAXYGEN and PIONEER shall continue to conduct research activities within the scope of the projects set forth in the previous Work Plan, within the bounds of the then currently available FTEs.

               (b) Each Work Plan shall, without limitation, set forth specific, jointly-defined research and development objectives, research projects within applicable Trait Categories for PIONEER Crops, research projects relating to Enabling Technology and/or PIONEER Product Technology and resource allocations, and shall be designed to facilitate the earliest practical development and identification of new Shuffled Genes associated with applicable Trait Categories for PIONEER Crops.

               (c) The RDSC shall have the authority to redirect the activities to be conducted in the R&D Program within and among the Trait Categories, and to reallocate the FTEs in support of such activities.

               (d) If the RDSC is unable to agree as to the terms of a Work Plan for any given 12-month period by the date provided in subsection (a), above, then the matter shall be addressed as provided in
Section 13, below.

               (e) MAXYGEN shall have no obligation to conduct any research in the R&D Program in any Trait Category or PIONEER Crop except as expressly described in (P)2.6A or (P)2.6B below.

          D.   Activities.
               ----------

               (a) Selection of Genes for Shuffling. Either party may propose
                   --------------------------------
genes to be Shuffled in the R&D Program, and the final selection of the Genes which will be Shuffled will be made by the RDSC. PIONEER may also propose the Shuffling of genes that PIONEER has licensed from a third party which PIONEER does not have the right to sublicense to MAXYGEN for the development and commercialization of MAXYGEN Licensed Products. At such time as either party proposes a gene for Shuffling, it shall inform the RDSC, to the extent it is able to do so without breaching any confidentiality obligations, of all rights which it has to use and sublicense such gene, and any restrictions or limitations thereon, and any information of which it is aware with respect to third party patent applications or patents which may relate to the use of the gene in the R&D Program and/or the development or commercialization of Licensed Products; provided, neither party shall have any obligation to provide the RDSC with any document which would result in a breach of the attorney/client privilege with respect thereto. The RDSC shall have the sole authority to select the Genes which will be Shuffled in the R&D Program. While the RDSC may consider [*******] for both PIONEER and MAXYGEN, the primary criteria that the RDSC shall use to select Genes for Shuffling shall be [*******]. It is understood and agreed that where there is more than one gene which could be Shuffled for a particular purpose, unless there are material issues relating to [*******], the RDSC shall select for Shuffling a Gene for which the proposing party has the right to sublicense. It is further understood and agreed that the RDSC shall use all reasonable efforts to identify and select for Shuffling in each Trait Category at least [*******]. Unless otherwise agreed in writing, the RDSC shall accept or decline to accept a proposed gene as a Gene within ninety
(90) days of date of receipt of the information described above. If the RDSC cannot agree on a particular Gene, the matter shall be resolved as provided for in Section 13.1A.

          (b) [*******] for Shuffled Genes.  At such time as the RDSC selects a
              ----------------------------
Gene to be Shuffled in the R&D Program or within thirty (30) days thereafter, the RDSC shall prepare a written description of [*******] which a Gene Variant therefrom must meet to be considered for designation as a Shuffled Gene. Such [*******] shall in all cases reflect a reasonable commercial level of activity relevant for PIONEER Licensed Products and may be amended from time-to-time by the RDSC.

          (c) Preparation of Gene Libraries and Protein Pools.  MAXYGEN shall
              -----------------------------------------------
use its Shuffling Technology to prepare libraries of Gene Variants, and prepare crude or purified protein pools from expression of such libraries as set forth in the Work Plan.

          (d) Screening.  Except in those cases where MAXYGEN provides PIONEER
              ---------
[*******], for screening by PIONEER, MAXYGEN shall initially screen the Gene Variant libraries as set forth in the Work Plan. PIONEER shall be responsible for screening to identify optimized function in the applicable PIONEER Crop.

          (e) Gene Variant Pools. In the event that MAXYGEN provides to PIONEER
              ------------------
pools of Gene Variants for screening by PIONEER, PIONEER agrees that, notwithstanding any other provision of this Agreement, that PIONEER will not:
(i) transfer such Gene Variants to any third party (except PIONEER shall have the license rights set forth in (P)3.1B with regard to Gene Variants which become Shuffled Genes); (ii) sequence any Gene Variant provided to PIONEER (except PIONEER shall have the license rights set forth in (P)3.1B with regard to Gene Variants which become Shuffled Genes); or (iii) use the Gene Variants except for screening in connection with the R&D Program during the Research Term (except PIONEER shall have the license rights set forth in (P)3.1B with regard to Gene Variants which become Shuffled Genes). Notwithstanding the above, if PIONEER wishes to conduct or have conducted any of the prohibited activities in (i)-(iii) above in order to facilitate the conduct of the R&D Program (e.g., to sequence Gene Variants in order to facilitate the transfer of such Gene Variant(s) into another construct for enhanced expression), then PIONEER shall notify the RDSC, providing a written description of the activities it wishes to undertake and an explanation why it wishes to undertake such activities. [*******] shall have the authority to authorize PIONEER to conduct any or all of the foregoing for a particular purpose, and shall provide any such authorization in writing. At the end of the Research Term, PIONEER shall promptly return to MAXYGEN any remaining Gene Variants (i.e., those which have not been designated Shuffled Genes), and provide MAXYGEN written confirmation that all such Gene Variants have been returned. In the event of any conflict between this (P)2.1D(e) and any other provision of this Agreement, the terms of this (P)2.1D(e) shall govern.

          (f) Selection of Shuffled Genes. [*******] PIONEER may notify MAXYGEN
              ---------------------------
that PIONEER wishes to have designated as Shuffled Genes one or more of the Gene Variants which meet the [*******] established by the RDSC, with notice to the RDSC identifying the particular Gene Variant(s). The RDSC shall have the sole authority to determine which Gene Variants shall be designated as Shuffled Gene(s), and shall make all such designations in writing, however, the RDSC shall not unreasonably withhold the designation of Gene Variants as Shuffled Genes as requested by PIONEER.

          (g)  Transfer of Clones; Limited Use.  Following the selection of a
               -------------------------------
Shuffled Gene, MAXYGEN shall transfer to PIONEER a DNA clone containing the applicable Shuffled Gene. Except in connection with the practice of the rights granted PIONEER in (P)3.1B and as clarified in (P)3.1D(a), PIONEER shall not without the express prior written consent of MAXYGEN, (i) transfer any of the Shuffled Genes or protein pools or DNA clones supplied to PIONEER to any Affiliate, Sublicensee or third party, (ii) sequence any Shuffled Gene or protein(s) provided by MAXYGEN, or (iii) permit any other person or entity to obtain or use any of the protein pools or DNA clones supplied to PIONEER for any purpose.

          E.   Additional Research Activities.
               ------------------------------

               (a) In the event that prior to the end of the Research Term, the parties agree that the FTEs involved in the R&D Program cannot be productively used to conduct research on the Trait Categories, then PIONEER shall have the right to propose to MAXYGEN additional research activities to be conducted in connection with the R&D Program in new trait categories. If MAXYGEN does not have prior obligations to a third party with respect to such research activities, or have a prior intention to conduct activities relating to the proposed activities on its own behalf or with a third party, it shall notify PIONEER, and in such case, the parties shall negotiate in good faith the terms on which such research activities could be conducted in connection with the R&D Program. Such research activities will only be initiated if the parties reach written agreement on the terms thereof, including without limitation, milestone payments and royalties on resulting products.

          (b) If it appears that one or more research projects regarding the Shuffling of Genes in the Trait Categories will not be completed by the end of the Research Term and the RDSC agrees that such research projects are near completion, PIONEER may with notice to MAXYGEN at least sixty (60) days prior to the end of the Research Term extend the Research Term with respect to such research projects for a period of [*******], or such other period as PIONEER and MAXYGEN may agree in writing (the "Extension Period"). In any such event, PIONEER shall provide FTE funding for such projects during the Extension Period equal to the average level of FTE support provided in the R&D Program for such research projects in the six (6) month period prior to the [*******] anniversary of the Effective Date, such funding to be paid to MAXYGEN on the [*******] anniversary of the Effective Date.

     F.   Research Results.  Research Results shall be treated as described
          ----------------
below:

          (a)  Gene Variants.  The treatment of Research Results which are Gene
               -------------
Variants shall depend on whether the Gene which is Shuffled to produce the applicable Gene Variant(s) is (x) [*******] ("a PIONEER Gene"), or (y) is [*******] (a "Non-PIONEER Gene").

               (i) If [*******], then MAXYGEN may not use the Gene Variants resulting from such Shuffling for any purpose except the conduct of the R&D Program (except such Gene Variants which become Shuffled Genes), without the prior written consent of PIONEER.

               (ii) If [*******], then MAXYGEN shall not use the Gene Variants resulting from such Shuffling for any purpose except the conduct of the R&D Program (except such Gene Variants which become Shuffled Genes), for a period of [*******] (the "Non-Use Period"). Notwithstanding the above, at the suggestion of a third party, during the Non-Use Period, MAXYGEN may [*******], in connection with research conducted with or on behalf of a third party. It is understood and agreed that, subject to subparagraph (iii) below, MAXYGEN shall be free to Shuffle any one or more genes not Shuffled in the R&D Program on its own behalf or on behalf of a third party outside the R&D Program, subject to the limitations in (P)2.6A.

               (iii) Notwithstanding (ii) above, during the R&D Program, PIONEER may propose to the RDSC the Shuffling in the R&D Program of [*******]. In such event, PIONEER shall present to the RDSC a detailed written explanation why [*******]. If the RDSC agrees, then the RDSC shall describe in writing the set of all other similar Non-PIONEER Genes (the "Non-PIONEER Gene Set") which relate to the PIONEER proposal, and, except in connection with the

R&D Program, MAXYGEN shall not conduct any Shuffling of [*******] during the applicable Non-Use Period. Any Gene Variants resulting from the Shuffling of any Genes in the Non-PIONEER Genes shall be treated as provided in (ii) above.

               (iv) PIONEER shall not have any right to use any of the Gene Variants (except such Gene Variants which become Shuffled Genes) for any use outside the R&D Program.

               (v) The identities of all Genes Shuffled in the R&D Program is Confidential Information of PIONEER, which shall not be disclosed except pursuant to Sections 6 or 7 below, or as otherwise agreed by PIONEER and MAXYGEN.

          (b)  Shuffled Genes.  Gene Variants which have become Shuffled Genes
               --------------
shall be subject to the exclusive licenses set forth in (P)3.1B and (P)3.2B, and neither MAXYGEN nor PIONEER shall disclose or use such Shuffled Genes except pursuant to such licenses.

          (c)  Enabling Technology.  Except for use in connection with the R&D
               -------------------
Program or as expressly permitted pursuant to the licenses in (P)3.1B and C and 3.2B and C, PIONEER or MAXYGEN shall not have any right to use or disclose Enabling Technology to any third party.

          (d)  PIONEER Product Technology. Except for use in connection with the
               --------------------------
R&D Program, MAXYGEN shall have no right to use or disclose any PIONEER Product Technology to any third party.

          (e)  Shuffling Technology.  Except disclosure to MAXYGEN in connection
               --------------------
with the R&D Program or to the extent necessary to file patent applications claiming Shuffled Gene(s), PIONEER shall have no right to use or disclose any Shuffling Technology to any third party.

          (f)  Research Materials.  Except as set forth in (P)2.1F(a) through
               ------------------
(e) above, all Research Materials shall be treated as follows. Ownership of such Research Materials shall depend on whether PIONEER or MAXYGEN or the parties jointly made, conceived and/or reduced to practice, or otherwise developed such Research Materials. Except for use in connection with the R&D Program or as expressly permitted pursuant to the licenses in (P)3.1B and (P)3.2B, PIONEER or MAXYGEN, as the case may be, shall have the sole right to use and disclose as it deems appropriate, any Research Materials made, conceived and reduced to practice or otherwise developed solely by its respective employees and consultants. Any such Research Materials made, conceived and/or reduced to practice or otherwise developed jointly by employees and/or consultants of MAXYGEN and PIONEER may be used and disclosed by either party outside the R&D Program, pursuant to the licenses granted in (P)3.1B and (P)3.2B.

          (g)  Research Results.
               ----------------

               (i) Research Results that relate directly and/or specifically to Gene Variants, Shuffled Genes, Research

Materials subject to (f) above which are solely owned by one party, PIONEER Product Technology and/or Enabling Technology, shall not be used except in connection with the R&D Program and as expressly permitted pursuant to the licenses in (P)3.1B and 3.2B. All such Research Results shall be treated as Confidential Information of the party(ies) making such Research Results and shall not be disclosed except as otherwise expressly provided in this Agreement.

               (ii) Research Results not subject to subparagraph (g)(i) above may be disclosed and used by either party without accounting to the other party hereto.

     2.2  R&D Steering Committee.
          ----------------------

          A.   Establishment and Functions of RDSC.
               -----------------------------------

               (a) MAXYGEN and PIONEER hereby agree to the establishment of the RDSC. The RDSC will act on behalf of the two companies and will be responsible for the planning and monitoring of the R&D Program and for setting forth specific research and development objectives, selecting research projects within applicable Trait Categories for PIONEER Crops, and determining resource allocation for the R&D Program.

               (b) The RDSC shall be responsible for approving the conduct of any research relating to (i) any Enabling Technology pursuant to (P)2.7, and
(ii) any PIONEER Product Technology. The RDSC will identify the research activities that constitute the development of Enabling Technology and PIONEER Product Technology. In each case, the RDSC will prepare written project descriptions setting forth the specific starting materials and goals for research relating to Enabling Technology and PIONEER Product Technology, and include descriptions of such activities as appropriate in the Work Plans.

               (c) In planning and monitoring the R&D Program, the RDSC shall assign tasks and responsibilities taking into account each party's respective specific capabilities and expertise in order to avoid duplication and enhance efficiency and synergies.

          B.   RDSC Membership.
               ---------------

               (a) MAXYGEN and PIONEER shall each appoint, in its sole discretion, three members to the RDSC, including a Co-Chair designated by PIONEER and a Co-Chair designated by MAXYGEN. Substitutes or alternates for the Co-Chairs or other RDSC members may be appointed at any time by notice to the other party.

               (b) MAXYGEN shall, in consultation with PIONEER, appoint a full-time Project Coordinator, who is one FTE. This Project Coordinator shall be a MAXYGEN member of the RDSC or shall otherwise participate in RDSC meetings on behalf of MAXYGEN.

          C.   Meetings.
               --------

          The RDSC shall meet at least quarterly, with such meetings alternating between Santa Clara, California and Des Moines, Iowa, unless the parties agree otherwise. The first such meeting shall be held in Santa Clara, California within thirty (30) days after the Effective Date. Any additional meetings shall be held at places and on dates selected by the Co-Chairs of the RDSC. RDSC members may agree that participation in any such meeting will be in person, by telephone, or by televideo conference. In addition, the RDSC may act without a formal meeting by a written memorandum signed by the Co-Chairs of the RDSC. Subject to the obligations set forth in Section 5, representatives of each party may, in addition to the members of the RDSC and the MAXYGEN Project Coordinator, attend RDSC meetings as nonvoting observers at the invitation of either party only with the prior approval of the other party, which consent shall not be unreasonably withheld.

          D.   Minutes.
               -------

          The RDSC shall keep accurate minutes of its meetings that record all decisions and all actions recommended or taken. Draft minutes shall be delivered to the Co-Chairs of the RDSC within 20 days after each meeting. The party hosting the meeting shall be responsible for the preparation and circulation of the draft minutes. Draft minutes shall be edited by the Co-Chairs and shall be issued in final form only with their approval and agreement as evidenced by their signatures on the minutes. Minutes of the RDSC meetings shall be Confidential Information.

          E.   Quorum; Voting; Decisions.
               -------------------------

          At each RDSC meeting, at least two members appointed by each party shall constitute a quorum and decisions shall be made by unanimous vote. If the RDSC is unable to reach agreement on any matter, it shall be referred for resolution to the Chief Executive Officer of MAXYGEN and the Vice President & Director, Trait and Technology Development of PIONEER, or their respective successors. Such persons shall meet promptly in person or by telephone and endeavor to reach agreement. If such persons are unable to unanimously resolve any dispute, such dispute shall be settled pursuant to Section 13 below.

          F.   Expenses.
               --------

          MAXYGEN and PIONEER shall each bear all expenses of their respective RDSC members related to their participation on the RDSC and attendance at RDSC meetings.

     2.3  Third Party Licenses.
          --------------------

          A.   Responsibility.
               --------------

                    (i) In the event that it is necessary for MAXYGEN to acquire any third party license specifically for the conduct of the R&D Program, PIONEER will be responsible for the payment of any amounts due to third parties for the license of intellectual property necessary solely for the performance of the R&D Program and the costs of negotiating and preparing any such license. Notwithstanding the above, it is understood that MAXYGEN shall be responsible for all payments due to third parties for the acquisition of licenses to intellectual property necessary for the practice of Shuffling Technology per se and the costs of negotiating and
                                     --- --
preparing such licenses.

                    (ii) If PIONEER is not able to grant to MAXYGEN a sublicense to any Gene(s) which are Shuffled in the R&D Program for use in development or commercialization of MAXYGEN Licensed Products, MAXYGEN will be responsible for acquiring licenses to such Genes as needed for its own commercialization activities. Notwithstanding the above, with respect to any gene(s) to which PIONEER obtains license rights from a third party after the Effective Date, which gene(s) PIONEER wishes to Shuffle in the R&D Program, PIONEER shall use reasonable efforts to acquire from such other third party the right to sublicense such Gene and Shuffled Genes based thereon to MAXYGEN for use pursuant to (P)3.2B. Other than the rights granted in Section 3, PIONEER will be responsible for acquiring, at its own expense, its own licenses to all other technologies needed for development and commercialization of PIONEER Licensed Products and MAXYGEN will be responsible for acquiring, at its own expense, its own licenses to all other technologies needed for development and commercialization of

MAXYGEN Licensed Products. With respect to any gene(s) licensed from a third party, PIONEER shall use reasonable efforts to acquire the right to sublicense, without additional payments, provided if PIONEER is unable to acquire such sublicense rights without additional charge, MAXYGEN shall be responsible for paying any amounts due to acquire and practice such sublicenses.

          B.   Infringement Claims.  In the event that during the Research Term
               -------------------
PIONEER or MAXYGEN receives a written notice of an allegation of actual or possible patent infringement from a third party based on the use of a particular Gene which has been or is planned to be Shuffled in the conduct of the R&D Program, such party shall promptly notify the other providing an explanation of the circumstances.

     2.4  Capital Expenditures.  In the event that the conduct of the R&D
          --------------------
Program can be facilitated by the purchase of specialized capital equipment, the RDSC shall determine whether such equipment shall be purchased. If the RDSC approves any such purchase, PIONEER will purchase or pay to MAXYGEN the full cost (including costs for taxes, shipping, etc.) for such purchases and PIONEER shall own such equipment. MAXYGEN shall have no obligation to purchase any such equipment unless PIONEER provides reimbursement therefore. Unless otherwise agreed, any capital equipment purchased under this paragraph 2.4 shall be subject to the following: (i) any such equipment may not be used outside the R&D Program, (ii) individual items of equipment may not cost less than

$5,000, and (iii) budgets for equipment must be presented by the RDSC to PIONEER on or before March 30 of the applicable year.

     2.5  Post Research Term Cooperation.  At least three (3) months prior to
          ------------------------------
the expiration of the Research Term, the parties shall meet to agree on mechanisms for coordinating and managing activities (e.g., patent prosecution, publication review) that will occur after the expiration of the Research Term which would otherwise be addressed by the RDSC.

     2.6  Research Exclusivity.
          --------------------

          A. During the Research Term, MAXYGEN will not collaborate with any entity nor undertake any research activities not for the direct benefit of PIONEER with the intent of using Shuffling Technology to [*******] ("the Exclusive Trait Areas").

          B. During the Research Term, MAXYGEN will conduct non-exclusive research in connection with the R&D Program in the following Trait Categories:
[*******].

          C. It is understood and agreed that, subject to its obligation to conduct research pursuant to (P)2.6B, MAXYGEN may conduct research on its own behalf and with third parties with respect to any gene and/or Plant, except with regard to the Exclusive Trait Areas for which PIONEER retains exclusivity, including without limitation, research with respect to the Trait Categories and PIONEER Crops subject to (P)2.6B.

     2.7  Enabling Technology.
          -------------------

          A. The parties anticipate that the development of products within the Trait Categories may be significantly enhanced by the application of Shuffling Technology in the area of Enabling Technology. Unless mutually agreed in writing, application of Shuffling Technology for development of Enabling Technology will only be undertaken pursuant to the R&D Program and relating to at least one Trait Category upon mutual agreement of the parties and inclusion in the Work Plan. It is understood that any effort to develop Enabling Technology shall be undertaken on a case-by-case basis, based on a written project description which describes the specific starting materials and goals and the successful outcome(s).

          B. At such time as a party proposes that a project be conducted for the development of Enabling Technology, it shall inform, to the extent it is able to do so without breaching any confidentiality obligations, the RDSC of all rights which it has with respect to the underlying technology on which such Enabling Technology will be based or will require, including without limitation, any rights it has to use and sublicense such underlying technology, and any restrictions or limitations thereon, and any information of which it is aware with respect to third party patent applications or patents which may relate to the use of the proposed Enabling Technology in the R&D Program and/or for the development or commercialization of Licensed Products; provided, neither party shall have any obligation to provide the RDSC with any document which would result in a breach of the attorney/client privilege with respect thereto. The RDSC shall have the sole authority to authorize the conduct and scope of projects in the R&D Program intended to produce Enabling Technology. If the RDSC cannot agree on a particular Enabling Technology project, the matter shall be resolved as provided for in (P)13.1A.

          C. Prior to such time as the RDSC approves the conduct of research relating to any Enabling Technology, the parties shall negotiate in good faith the rights, if any, which (i) PIONEER shall have to use such Enabling Technology other than [*******], and/or (ii) MAXYGEN shall have to use such Enabling Technology other than [*******]. In the event the parties fail to reach agreement on such rights, the only rights that PIONEER and MAXYGEN shall have to use the applicable Enabling Technology are those set forth in (P)3.1C and
(P)3.2C below, respectively.

          D. Prior to commencing research with respect to any Enabling Technology, the parties shall agree on an appropriate royalty or other value capture mechanism therefore.

     2.8  Rice.  Immediately following the execution of this Agreement, and
          ----
until July 1, 1999, unless MAXYGEN earlier enters into an agreement with a third party regarding the use of Shuffling Technology with respect to rice for those projects which PIONEER wishes to conduct with MAXYGEN, MAXYGEN and PIONEER will negotiate in good faith the terms of a further agreement regarding the use of Shuffling Technology for agreed research projects with respect to rice, and corresponding license rights. It is understood and agreed that neither party shall be obligated to enter into any such agreement, and that MAXYGEN shall be free to enter into an agreement with a third party with respect to rice at any time prior to or after July 1, 1999.

     2.9  Shuffling Technology.  During the Research Term, MAXYGEN shall use
          --------------------
reasonable efforts to continue to develop and improve its Shuffling Technology; provided, however, PIONEER acknowledges that technology development is inherently an uncertain activity and agrees that MAXYGEN shall not have breached its commitment under this paragraph in the event that any third party develops or invents methods or technology relating to the creation of genetic diversity.

                         SECTION 3.  LICENSE RIGHTS.
                         --------------------------

          3.1  To PIONEER.
               ----------

          A.   Research License.  Subject to the terms and conditions of this
               ----------------
Agreement, MAXYGEN agrees to grant, and hereby grants to PIONEER a non-exclusive, nontransferable, non-sublicensable, royalty-free, worldwide license under MAXYGEN's interest in the Intellectual Property and MAXYGEN Materials solely to conduct the R&D Program.

               B.   Commercial Licenses.
                    -------------------

                    (a) Subject to the terms and conditions of this Agreement, MAXYGEN agrees to grant, and hereby grants, to PIONEER, worldwide, royalty-bearing licenses, with the right to sublicense as set forth in (P)3.1(B)(b) below, under MAXYGEN's interest in the Intellectual Property (whether solely or jointly owned by MAXYGEN) as follows:

                        (i) an exclusive license to make, have made, and use Shuffled Genes (excluding any MAXYGEN SGD) and Enabling Technology together with Shuffled Genes (excluding any MAXYGEN SGD), in each case, in the PIONEER Crops, to develop, make, have made, use, import, offer for sale, sell, and have sold PIONEER Licensed Products; and

                        (ii) a non-exclusive license to make, have made, and use Research Results subject to (P)2.1F(f) and (g) in the PIONEER Crops, to develop, make, have made, use, import, offer for sale, sell, and have sold PIONEER Licensed Products.

                    (b) Sublicenses. PIONEER shall have the right to sublicense
                        -----------
the rights granted in (P)3.1B(a) with respect to the PIONEER Crops and Trait Categories for which it has licenses as set forth in (P)3.1B(a). Following the execution of any sublicense, PIONEER shall provide to MAXYGEN the identity of the Sublicensee and a description of the PIONEER Licensed Products and rights sublicensed to the Sublicensee and the territory of such sublicense. Each sublicense granted by PIONEER shall be consistent with all the terms and conditions of this Agreement, and subordinate thereto, and PIONEER shall remain responsible to MAXYGEN for the financial obligations arising under this Agreement based upon the activities of each such Sublicensee. No Sublicensee may grant further sublicenses of such rights, or assign such sublicense, without MAXYGEN's prior written consent. Upon termination of this Agreement, or of any license to PIONEER hereunder, for any reason, any applicable sublicenses granted by PIONEER hereunder shall survive, subject to the terms and conditions hereof.

               C.   Enabling Technology.
                    -------------------

                         (i)   It is understood that the license set forth in
(P)3.1B includes a license, with the right to grant sublicenses, to make, have made and use the Enabling Technology to develop, make, have made, use, offer for sale, sell and have sold PIONEER Licensed Products incorporating Shuffled Genes (excluding MAXYGEN SGD) in the applicable Trait Categories in the PIONEER Crops in accordance with such license, but does not include a license to [*******]

                         (ii)  In the event that PIONEER and MAXYGEN mutually
agree in writing pursuant to (P)2.7D upon an appropriate royalty or other value capture mechanism for other uses of Enabling Technology by PIONEER [*******], MAXYGEN will grant to PIONEER a nonexclusive, royalty-bearing, worldwide license for such uses of the applicable Enabling Technology.

               D.   No Other Products.
                    -----------------

                    (a) It is understood and agreed that pursuant to the licenses granted in (P)3.1B that PIONEER may conduct such activities (e.g., the sequencing and mutagenesis of Shuffled Genes) as it reasonably deems appropriate to develop Shuffled Genes including PIONEER SGDs (but excluding MAXYGEN SGDs) and PIONEER Licensed Products based thereon.

                    (b) Except in connection with the development or commercialization of PIONEER Licensed Products, PIONEER and its Affiliates and Sublicensees shall not develop or commercialize, or authorize the development or commercialization of, any gene (or genetic element) which is based on or derived from any Gene Variant, Shuffled Gene (or Enabling Technology, as the case may be), or any Plant or product derived therefrom which contains or is made with the use of such a gene (or genetic element), regardless of whether such gene (or genetic element) is made or obtained through synthesis, or mutation of a starting gene (or genetic element). Except in connection with the development or commercialization of PIONEER Licensed Products, PIONEER will not itself, or through any third party, use any MAXYGEN Intellectual

Property, Joint Intellectual Property and/or Research Results or structure-function data relating to any Gene Variants, including without limitation, consensus sequences or structural motifs, to reverse engineer, reconstruct, synthesize or otherwise modify or copy any Gene Variant or Shuffled Gene or any other gene or product with similar biological activities, or to attempt the same.

                    (c) If a dispute arises between the parties which the parties are unable to resolve regarding whether or not a product sold by PIONEER or its Affiliates or Agents or Sublicensees is a PIONEER Licensed Product, the dispute shall be settled by binding arbitration pursuant to (P)13.2 herein; provided, however, PIONEER shall bear the burden of proof in establishing that such product is not a PIONEER Licensed Product subject to this Agreement.

     3.2  To MAXYGEN.
          ----------

          A.   Research License.  Subject to the terms and conditions of this
               ----------------
Agreement, PIONEER agrees to grant, and hereby grants, to MAXYGEN (i) a non-exclusive, nontransferable, non-sublicensable, royalty-free, worldwide license under PIONEER's interest in the Intellectual Property and PIONEER Materials, and
(ii) a non-exclusive, nontransferable, non-sublicensable, royalty-free, worldwide license under any patents, trade secrets and other intellectual property owned or Controlled by PIONEER that are necessary or useful for the conduct of the R&D Program, in each case, solely to conduct the R&D Program.

               B.   Commercial License.
                    ------------------

                    (a) Subject to the terms and conditions of this Agreement, PIONEER agrees to grant, and hereby grants, to MAXYGEN, a worldwide, royalty-bearing license under PIONEER's interest in the Intellectual Property (whether solely or jointly owned by PIONEER), as follows:

                        (i) an exclusive license to make, have made, and use Shuffled Genes (excluding any PIONEER SGD) and Enabling Technology together with Shuffled Genes (excluding any PIONEER SGD) in each case, in MAXYGEN Crops, to develop, make, have made, propagate, have propagated, use, import, offer for sale, sell and have sold MAXYGEN Licensed Products, including the right to grant sublicenses; and

                        (ii) a non-exclusive license to make, have made, and use Research Results subject to (P)2.1F(f) and (g) in MAXYGEN Crops, to develop, make, have made, use, import, offer for sale, sell and have sold MAXYGEN Licensed Products, including the right to grant sublicenses.

                    (b) Subject to the terms and conditions of this Agreement, PIONEER agrees to grant, and hereby grants, to MAXYGEN, a worldwide, royalty-bearing license under PIONEER's interest in the Intellectual Property (whether solely or jointly owned by PIONEER) as follows:

                        (i) an exclusive license to make, have made, sell, offer to sell, import and use Shuffled Genes (excluding PIONEER SGDs) in Plants other than PIONEER Crops and MAXYGEN Crops, and for uses other than in Plants, and to develop, make, have made, use, import, offer for sale, sell and have sold MAXYGEN Licensed Products derived therefrom, including the right to grant sublicenses; and

                        (ii) a non-exclusive license to make, have made, sell, offer to sell, import and use Research Results subject to (P)2.1F(f) and (g) in Plants other than PIONEER Crops and MAXYGEN Crops, and for uses other than in Plants, and to develop, make, have made, use, import, offer for sale, sell and have sold MAXYGEN Licensed Products derived therefrom, including the right to grant sublicenses.

                    (c) It is understood that the license to MAXYGEN set forth in (P)3.2B(a) does not convey any license to use Shuffled Genes or PIONEER SGDs or MAXYGEN SGDs (i) [*******] or (ii) [*******]. It is further understood that MAXYGEN shall not have the right to use or license any Shuffled Gene or any PIONEER SGD or any MAXYGEN SGD which is Jointly Developed in the R&D Program to any third party for use in [*******], so long as [*******], but shall have the right to [*******]

                    (d) Sublicenses. MAXYGEN shall have the right to sublicense
                        -----------
the rights granted in (P)3.2B(a) and (b). Following the execution of any sublicense, MAXYGEN shall provide to PIONEER the identity of the Sublicensee and a description of the MAXYGEN Licensed Products and rights sublicensed to the Sublicensee and the territory of such sublicense. Each sublicense granted by MAXYGEN shall be consistent with all the terms and conditions of this Agreement, and subordinate thereto, and MAXYGEN shall remain responsible to PIONEER for the financial obligations arising under this Agreement based upon the activities of each such Sublicensee. No Sublicensee may grant further sublicenses of such rights, or assign such sublicense, without PIONEER's prior written consent. Upon termination of this Agreement, or of any licenses granted to MAXYGEN hereunder, for any reason, any applicable sublicenses granted by MAXYGEN hereunder shall survive, subject to terms and conditions herein.

               C.   Enabling Technology.
                    -------------------

                        (i) It is understood that the licenses set forth in
(P)3.2B(a) include a license, with the right to grant and authorize sublicenses, under PIONEER's interest in the Enabling Technology to make, have made, sell, have sold, import, use, and have used MAXYGEN Licensed Products incorporating Enabling Technology, together with Shuffled Genes (excluding [*******]) in the MAXYGEN Crops in accordance with such license, but does not include a license to [*******]

                        (ii) In the event that PIONEER and MAXYGEN mutually agree in writing pursuant to (P)2.7D upon an appropriate royalty or other value capture mechanism for other uses of Enabling Technology by MAXYGEN [*******], PIONEER will grant to MAXYGEN a nonexclusive, royalty-bearing, worldwide license for such uses of the applicable Enabling Technology.

     3.3  Third Party Rights.
          ------------------

          A.   Overlapping Rights.  It is understood that MAXYGEN is in the
               ------------------
business of Shuffling DNA on behalf of third parties, and that MAXYGEN will grant such third parties rights after the Effective Date to acquire licenses for genes derived from Shuffling that are similar to PIONEER's rights under this
Section 3. Notwithstanding the licenses granted PIONEER above, it is possible that a third party may acquire rights from MAXYGEN with respect to one or more genes of which MAXYGEN is a sole or joint owner; accordingly, MAXYGEN's grant of rights in this Section 3 is limited to the extent that (i) a third party (either alone or jointly with MAXYGEN) has filed a patent application with respect to such gene prior to the filing by PIONEER (either alone or jointly with MAXYGEN) of a patent application with respect to such a gene or (ii) MAXYGEN has, prior to identification of the nucleotide sequence of a gene in the R&D Program granted a third party a license or other rights with respect to such a gene, and subject to any such grant of rights to a third party.

          B.   Limited Liability.  It is understood and agreed that, even if
               -----------------
MAXYGEN complies with its obligations under this Agreement, genes derived through Shuffling activities that are provided to third parties in the course of MAXYGEN's other business activities may result in third party patent applications and patents, including patent applications and patents owned by such third parties, or owned jointly by MAXYGEN and such third parties, which could conflict with patent applications and patents owned by PIONEER, or jointly owned by PIONEER and MAXYGEN hereunder. MAXYGEN will use its reasonable efforts to avoid such conflict and, unless PIONEER is damaged as a proximate result of a material breach by MAXYGEN of the terms of (P)2.6 or any of the representations and warranties in Section 11, then MAXYGEN shall have no liability under this Agreement with respect to any such conflict.

     3.4  Assignments.  Each party shall have the further right to assign its
          -----------
rights in the licenses granted herein (or any part thereof) to one or more of its Affiliates; provided, however, that the party making such assignment shall be responsible for the obligations of such Affiliates.

      3.5    Retained Rights.
             ---------------

             A.   MAXYGEN. MAXYGEN shall retain all rights under its interest in
                  -------
the Shuffling Technology assigned to MAXYGEN pursuant to (P)7.3, and in the MAXYGEN Intellectual Property and Joint Intellectual Property that are not expressly granted to PIONEER in (P)3.1A, and to any intellectual property and/or tangible materials developed by it or on its behalf after the Research Term or outside the scope of this Agreement. It is understood that MAXYGEN may, among other things, grant to third parties (i) licenses under its interest in such Intellectual Property for the use of Shuffled Genes (excluding PIONEER SGDs) in MAXYGEN Crops and other plants, and (ii) licenses under its interest in intellectual property developed outside the R&D Program for any use; provided, however, that during the term of this Agreement, MAXYGEN shall not grant any license under such Intellectual Property which conflicts with the licenses granted to PIONEER herein. Notwithstanding the exclusive licenses granted to PIONEER in (P)3.1A, MAXYGEN shall retain the right to use all Shuffled Genes for its own research purposes (i.e., to develop, improve and validate its technology and intellectual property).

          B.   PIONEER.  PIONEER shall retain all rights under its interest in
               -------
the PIONEER Product Technology assigned to PIONEER pursuant to (P)7.3, and in the PIONEER Intellectual Property and Joint Intellectual Property that are not expressly granted to MAXYGEN in (P)3.1B, and to any intellectual property and/or tangible materials developed by it or on its behalf after the Research Term or outside the scope of this Agreement. It is understood that PIONEER may, among other things, grant to third parties licenses under its interest in such Intellectual Property for the use of Shuffled Genes (excluding MAXYGEN SGDs) to which it retains license rights in the PIONEER Crops; provided, however, that during the term of this Agreement, PIONEER shall not grant any license under such Intellectual Property which conflicts with the licenses granted to MAXYGEN herein. It is understood and agreed that nothing in this Agreement grants (or shall be construed to grant) to PIONEER any licenses to intellectual property or materials developed by or on behalf of third parties outside of the R&D Program.

     3.6  Other Rights.
          ------------

          A.   MAXYGEN Covenant.  In furtherance of the licenses granted to
               ----------------
PIONEER in (P)3.1B, MAXYGEN agrees that, to the extent necessary for PIONEER to practice the license granted in (P)3.1B, for so long as PIONEER is not in default with respect to any payment due to MAXYGEN hereunder by more than thirty
(30) days, MAXYGEN shall not bring any claim or action against PIONEER, or its Affiliates or Sublicensees, based on or asserting that the making, using, selling, importing or offering for sale or import of a PIONEER Licensed Product in accordance with the license set forth in (P)3.1, infringes [*******]; provided, however, if any amounts are due from MAXYGEN to third parties as a result of the practice of such third party patent rights by PIONEER and its Affiliates and Sublicensees pursuant to the foregoing covenant, PIONEER or its

Affiliates or Sublicensees shall pay to MAXYGEN or the third party, as agreed by PIONEER and MAXYGEN, any amounts due to such third party; provided it is understood that MAXYGEN shall be solely responsible for any amounts due to third parties for the practice of the Shuffling Technology per se. This covenant does
                                                     --- --
not extend to any infringement by PIONEER or its Affiliates or Sublicensees of a claim of a U.S. or foreign patent owned or Controlled by MAXYGEN outside the scope of the specific covenant described above [*******].

          B.   PIONEER Covenant.  In furtherance of the licenses granted to
               ----------------
MAXYGEN in (P)3.2, PIONEER agrees that, to the extent necessary for MAXYGEN to practice the license granted in (P)3.2B, for so long as MAXYGEN is not in default with respect to any payment due to PIONEER hereunder by more than thirty
(30) days, PIONEER shall not bring any claim or action against MAXYGEN, or its Affiliates or Sublicensees, based on or asserting that the manufacture, use, sale, offer for sale or import of a MAXYGEN Licensed Product in accordance with the license set forth in (P)3.2 infringes [*******]; provided, however, if any amounts are due from PIONEER to third parties as a result of the foregoing covenant, MAXYGEN or its Affiliates or Sublicensees shall pay to PIONEER or the third party, as agreed by MAXYGEN and PIONEER, any amounts due to such third party as a result of the practice of such third party patent rights by MAXYGEN and its Affiliates and Sublicensees. This covenant does not extend to any infringement by MAXYGEN or its Affiliates or Sublicensees of a claim of a U.S. or foreign patent owned or Controlled by PIONEER outside the scope of the specific covenant described above [*******].

                            SECTION 4.  PAYMENTS.
                            --------------------

          4.1  Payments Due Upon Execution of this Agreement.  Within [*******]
               ---------------------------------------------
days after the Effective Date, PIONEER shall pay to MAXYGEN a non-refundable license fee of [*******].

          4.2  Equity Investment.  In conjunction with the execution of this
               -----------------
Agreement, PIONEER will enter into a Stock Purchase Agreement of even date herewith.

          4.3  Royalties to MAXYGEN.
               --------------------

               A.   PIONEER Licensed Products.  In consideration of the licenses
                    -------------------------
granted above, PIONEER shall pay to MAXYGEN a royalty on Net Sales of PIONEER Licensed Products (except PIONEER Licensed Products subject to (P)4.3B below) at the rate of:

                    (a) Where the Product Premium of the PIONEER Licensed Product ranges from [*******] to [*******] compared to the applicable Benchmark Product in the same geographic area, [*******] percent of Net Sales of the applicable PIONEER Licensed Product.

                    (b) Where the Product Premium of the PIONEER Licensed Product ranges from [*******] to [*******] compared to the applicable Benchmark Product, [*******] percent of Net Sales of the applicable PIONEER Licensed Product.

                    (c) Where the Product Premium of the PIONEER Licensed Product is [*******] compared to the applicable Benchmark Product, [*******] percent of Net Sales of the applicable PIONEER Licensed Product.

                    (d) In cases where PIONEER and its Agents, Affiliates and Sublicensees do not sell a Benchmark Product corresponding to a particular PIONEER Licensed Product, and believe that the applicable Product Price of the Benchmark Product is lower than the Product Price of a comparable Benchmark Product sold by PIONEER would be due to generally higher PIONEER prices, then PIONEER may notify MAXYGEN and provide a written explanation of its position. In such event, the parties shall determine in good faith the Product Price of the applicable Benchmark Product which will be used to determine the applicable Price Premium; provided, however, such royalty shall be no less than [*******] of Net Sales of the applicable PIONEER Licensed Product. In the event that the parties are unable to agree on the royalty due, such matter shall be submitted by either party to binding arbitration pursuant to Section 13.

                    (e) In cases where there is no Benchmark Product because no comparable product exists, the parties shall determine in good faith the royalty rate which will be applied prior to commercialization of the applicable PIONEER Licensed Product; provided, however, such royalty shall be in the range of [*******]
to [*******] of Net Sales of the applicable PIONEER Licensed Product. In the event that the parties are unable to agree on the royalty due, such matter shall be submitted by either party to binding arbitration pursuant to Section 13.

          (f) In any country where there are no Patent Rights covering the applicable PIONEER Licensed Product, if a competitor of PIONEER is marketing a product in commercially material quantities as a result of an unauthorized use of MAXYGEN Shuffling Technology, which product would be within the definition of a PIONEER Licensed Product if marketed by PIONEER, then PIONEER shall notify MAXYGEN providing a written description of the product and the identity of the party who is making and selling such product. MAXYGEN shall use such reasonable efforts to inform PIONEER within ninety (90) days of receipt of such information, whether it believes such product was made via an unauthorized use of Shuffling Technology. If such product was made with the unauthorized use of Shuffling Technology, then PIONEER's royalty obligations hereunder in such country for the corresponding PIONEER Licensed Product with respect to sales thereof occurring in such country after the date of PIONEER's notice to MAXYGEN shall be reduced by [*******] for so long as commercially material sales of such other product continue in such country.

          (g) Notwithstanding the foregoing provisions of this (P)4.3, no royalties shall be due to MAXYGEN with regard to

PIONEER Licensed Products which do not incorporate and are not made with [*******], and are identified or produced using only [*******].

          B. [*******]. The royalty paid to MAXYGEN for any PIONEER Licensed Product based on or a Shuffled Gene imparting [*******] and the value capture strategy which will be the basis for payments to MAXYGEN will be determined in good faith by MAXYGEN and PIONEER prior to commercialization of the first applicable PIONEER Licensed Product; provided, however, such royalty shall be no less than [*******] of Net Sales of the applicable PIONEER Licensed Product. In the event that the parties are unable to agree on the royalty due, such matter shall be submitted by either party to binding arbitration pursuant to Section 13.

          C.   Royalty Offset. [*******] percent [*******] of all milestone
               --------------
payments paid by PIONEER to MAXYGEN pursuant to (P)4.4 below, are creditable against the royalties due under (P)4.3 on PIONEER Licensed Products that contain a Shuffled Gene within the same Trait Category for which the applicable milestone payment was made. The milestone payments may offset up to a maximum of [*******] percent [*******] of the royalties due to MAXYGEN from PIONEER with respect to the applicable PIONEER Licensed Product(s) per year. All unexpended milestone payment credits are to be carried forward and applied against royalties until the full credit is taken by PIONEER.

          D.   Enabling Technology - Payments.
               ------------------------------

               (a)  [*******].

               (b) PIONEER shall pay to MAXYGEN additional amounts, to be determined in good faith by MAXYGEN and PIONEER prior to MAXYGEN granting a license, as set forth in (P)3.1 (C), for PIONEER Licensed Products which do not contain a Shuffled Gene, but are, or incorporate, or are identified, or made with the use of Enabling Technology. Unless otherwise agreed, such payments shall be agreed by the parties at such time as the work plan for the research on the applicable Enabling Technology is established; provided, such royalty shall be no more than [*******] of Net Sales of the applicable PIONEER Licensed Product. In the event that the parties are unable to agree on the royalty due (or other value capture mechanism) for a particular PIONEER Licensed Product and/or use of Enabling Technology within one hundred and twenty (120) days after first negotiating such royalty, such matter may be submitted by either party to binding arbitration pursuant to Section 13.

          E.   Sublicense Payments.
               -------------------

               (a) In addition to royalties due pursuant to (P)4.3.A on Net Sales by Sublicensees, PIONEER shall pay to MAXYGEN [*******] of any and all Sublicense Payments collected by PIONEER pursuant to this Agreement from any Agent or Sublicensee.

               (b) If PIONEER or its Affiliates wishes to grant a third party a sublicense under the MAXYGEN's interest in the MAXYGEN Intellectual Property or Joint Intellectual Property, or rights under the MAXYGEN's interest in the MAXYGEN Intellectual Property or Joint Intellectual Property with regard to a PIONEER Licensed Product, in exchange for any consideration in a form other than cash or a cash equivalent (e.g., a license under other intellectual property owned or Controlled by PIONEER), then PIONEER shall notify MAXYGEN and the fair market value of the non-cash consideration received by PIONEER and its Affiliates for such rights or product, as the case may be, shall be agreed by PIONEER and MAXYGEN, or if the parties are unable to agree on such fair market value, either party may submit such matter to arbitration pursuant to Section 13 below, in order to determine the fair market value of such consideration.

     4.4  Milestone Payments.
          ------------------

          A.   Payments to MAXYGEN for [*******]. In addition to the other
               ---------------------------------
payments contemplated herein, PIONEER shall pay to MAXYGEN the following amounts, in each case within 30 days following the occurrence of the specific event. The full payment amounts set forth below shall only be paid with respect to [*******] to reach the applicable milestone. The specific events are:

                    (i) Once PIONEER (i) obtains successful test results at a level agreed upon by the parties in the Work Plan, [*******] that are based in whole or in part on such Shuffled Gene, or (b) elects to pursue further development of a plant or seed based in whole or part on a Shuffled Gene after [*******], [*******]; and

                    (ii) Upon [*******] regulatory approval in any country that allows commercial sale of PIONEER Licensed Product, [*******]; and

                    (iii) Upon [*******] commercial sale in any country of PIONEER Licensed Product, [*******].

          B.   Payments to MAXYGEN for [*******]. Should PIONEER achieve any of
               ---------------------------------
the milestone events in (P)4.4A with respect to [*******] containing a Shuffled Gene [*******], after PIONEER has paid the applicable milestone payment for [*******] containing a Shuffled Gene expressing a Trait [*******] in accordance with (P)4.4A, PIONEER shall pay MAXYGEN additional milestone payments at [*******] set forth in subparagraph 3.2C(a) above. [*******].

     4.5  Payments to PIONEER.
          -------------------

          A.   Direct Sales of MAXYGEN Licensed Products.
               -----------------------------------------

                    (i) At the present time, it is not foreseen that MAXYGEN shall be selling MAXYGEN Licensed Products that are developed, made or sold as a part of MAXYGEN's day-to-day business, and that MAXYGEN shall be sublicensing under the licenses granted in this Agreement. However, if during the life of this Agreement, MAXYGEN or its successor company shall exercise the licenses granted in a means other than by sublicensing to third parties, MAXYGEN or its successor company shall enter into negotiations in good faith with PIONEER to establish a royalty rate for MAXYGEN Licensed Products made from the use of Shuffled Genes to be paid to PIONEER in consideration of the licenses granted above. MAXYGEN shall inform PIONEER of its intent to sell MAXYGEN Licensed Products at least 6 months prior to its sale of the first such product, in order to allow time to negotiate the royalty rate that shall be due on Net Sales. Such royalty rate shall be based on Product Premiums as set forth in (P)4.3A, and in no event shall the royalty rate applied to MAXYGEN Licensed Products and due to PIONEER exceed the royalty rate applied to PIONEER Licensed Products and due to MAXYGEN in (P)4.3A.

                    (ii) Notwithstanding the foregoing (P)4.5A(i), no royalties shall be due to PIONEER with regard to MAXYGEN Licensed

Products which do not incorporate and are not made with [*******], and are identified or produced using only [*******].

          B.   Sublicense Payments.
               -------------------

          MAXYGEN shall pay to PIONEER [*******] of any and all Sublicense Payments collected by MAXYGEN pursuant to this Agreement from any Sublicensee for the use of Shuffled Genes or [*******].

          C.   Non-PIONEER Genes. Notwithstanding (P)4.5A and B above, no
               -----------------
royalties or Sublicense Payments shall be due to PIONEER with regard to MAXYGEN Licensed Products which incorporate or are made with the use of [*******], or are identified or produced using only [*******].

     4.6  Royalty Term. The royalties due hereunder shall be payable on a
          ------------
country-by-country and Licensed Product-by-Licensed Product basis in each country until the date which is: (i) the expiration of the last to expire of the patents within the Patent Rights licensed from the other party hereto covering the applicable Licensed Product, or the manufacture, use or sale of the Licensed Product in such country, or (ii) if there are never any Patent Rights covering the applicable Licensed Product or the manufacture, use or sale of such Licensed Product in a particular country, until [*******] years following the first commercial sale of such Licensed Product in such country.

     4.7  Timing. Royalty payments on sales of Licensed Products made during
          ------
each party's fiscal quarter by each of the parties and any fees due from their Sublicensees sales, shall be due to the other party within 30 days after the end of each fiscal quarter, at which time a written report showing total sales of Licensed Products made by a party hereto and its Affiliates, Agents and Sublicensees stated separately for each, and the calculation of Net Sales based thereon, including details on deductions for all qualified costs set forth in
(P)1.21, stated separately on a country-by-country and Licensed Product-by-Licensed Product basis, accompanied by sufficient information to enable the licensor to verify the accuracy of the royalty calculations made by PIONEER, and a detailed explanation of the methodology used to determine the royalty payment, by Licensed Product. Notwithstanding the above, if PIONEER is unable to meet the foregoing obligation to provide quarterly reports and royalty payments, and requests the right to make semi-annual or annual royalty payments, the parties agree to discuss in good faith such a request.

     4.8  Currency. Royalties due hereunder shall be paid in U.S. Dollars. As to
          --------
sales occurring in a currency other than U.S. Dollars, the amount due shall first be calculated in the currency in which sale occurred and then converted to U.S. Dollars at the closing selling rate for U.S. Dollars, as quoted in the Wall Street Journal for the last business day of the fiscal quarter for which royalty payments are due.

     4.9  Payment Method; Late Payments. All payments due under this Agreement
          -----------------------------
shall be made by bank wire transfer in immediately available funds to a bank account designated by the party to which such royalties are due. In the event that the due date of any payment subject to Section 4 hereof is a Saturday, Sunday or national holiday, such payment may be paid on the following business day. Any late payments shall bear interest to the extent permitted by applicable law at the prime rate (as reported by the Bank of America, San Francisco, California (or its successor), on the date such payment is due) plus an additional two percent (2%) (on an annualized basis), calculated on the number of days such payment is delinquent. The rights provided in this Section 4.9 shall in no way limit any other remedies available to the party to which such royalties are due.

     4.10 Records; Inspection. The parties shall keep, and shall require their
          -------------------
Sublicensees to keep, for four years from the date of each payment of royalties hereunder, complete and accurate records of sales of Licensed Products by it and its Affiliates, Agents and Sublicensees in sufficient detail to allow the accruing royalties to be determined accurately. Both parties shall have the right during such four year period, but no more than twice every year, to appoint an independent certified public accountant reasonably acceptable to the other party to audit such records, during normal business hours and upon reasonable advance notice, solely for the purpose of verifying the accuracy of the royalty calculation made. Such inspection shall be at the auditing party's sole expense unless it reveals an underpayment by the other party of at least [*******] percent [*******] of the amount due, in which case the reasonable costs of such inspection shall be reimbursed by the audited party together with payment for any unpaid amounts that are discovered shall be paid promptly, together with interest thereon from the date such payments were due at the prime rate (as reported by the Bank of America, San Francisco, California (or its successor), plus an additional two percent (2%) on an annualized basis.

     4.11 Tax Matters. All royalty amounts and other payments required to be
          -----------
paid by MAXYGEN or PIONEER to the other pursuant to this Agreement shall be paid with deduction for withholding for or on account of any taxes (other than taxes imposed on or measured by net income) or similar governmental charge imposed by a jurisdiction other than the United States ("Withholding Taxes"). The party paying such taxes shall provide the other party a certificate evidencing payment of any Withholding Taxes hereunder.

     4.12 Technology Enhancement Funding. In addition to the other payments to
          ------------------------------
MAXYGEN provided herein, PIONEER will pay to MAXYGEN non-refundable technology enhancement funding of [*******] per year for each year of the R&D Program (including any extension thereof), to perform research to further enhance the Shuffling Technology. Such payments shall be used by MAXYGEN to [*******]. The first such payment shall be due within [*******] days of the Effective Date, and each additional annual payment shall be due on the successive anniversaries of such date.

     4.13 FTE Payments.
          ------------

          A. In addition to the payment due pursuant to the other paragraphs of this Section 4, PIONEER will pay to MAXYGEN, for the [*******] FTEs set forth in (P)2.1A(b), a non-refundable amount of [*******] per year during [*******] of the Research Term, commencing as of the Effective Date.

          B. Payments due pursuant to (P)4.13 above shall be made in advance, on or before the first day of each calendar quarter, with the first and last payments prorated in the event that the Effective Date is not the first day of a calendar quarter. In the event that the parties agree to a different Staffing Level for any given calendar quarter as set forth in (P)2.1A(b), the payment set forth in this (P)4.13 shall be pro-rated accordingly based on a level of funding of [*******] per year per FTE.

     4.14 PIONEER Activities. PIONEER shall fund its own activities under the
          ------------------
R&D Program.

                         SECTION 5. COMMERCIALIZATION.
                         -----------------------------

          5.1  Due Diligence. PIONEER shall actively pursue commercialization of
               -------------
each Shuffled Gene with commercially reasonable diligence with the same level of efforts it makes with its own intellectual property of comparable commercial potential and patent protection and include:

                   (a) [*******] within [*******] years of the date of delivery of the applicable Shuffled Gene to PIONEER. This [*******] year limitation only applies if any necessary and effective assays developed by MAXYGEN and/or PIONEER for measuring efficacy of the Shuffled Gene are available at the date of delivery of the applicable Shuffled Gene. If such assays are not available at the date of delivery of the Shuffled Gene, the start of the [*******] year limitation will not begin until the assays are available. This diligence activity shall be satisfied when [*******]; and

                   (b) [*******] within [*******] years of initial demonstration of [*******] in the first PIONEER Crop containing the applicable Shuffled Gene (assuming [*******] continue to demonstrate the commercial level of efficacy). If reasonable freedom-to-operate concerns arise during this period regarding the Shuffled Gene and/or the other construct components involved [*******], and PIONEER must substitute other construct components, then the start of the [*******] year limitation will begin when the new constructs are created. This diligence obligation shall be satisfied when [*******]; and

               (c) [*******] within [*******] years of [*******] (assuming
[*******] continue to demonstrate the commercial level of efficacy). The ultimate number of individual hybrids or varieties carrying the applicable Shuffled Gene will vary considerably depending upon the Trait and the breadth of geographies where markets exist. This diligence obligation is determined to be met when [*******]; and

               (d) [*******] within [*******] years of first [*******] (assuming
[*******] continue to demonstrate the commercial level of efficacy). It is recognized and accepted that the time to [*******] may vary widely among PIONEER Licensed Products, depending upon the Trait and PIONEER Crop, and that [*******] are continuing to change. If [*******] change during the [*******] year limitation, then the term to meet this diligence obligation shall be reasonably extended, as agreed by the parties, to reflect the change in the [*******]. This diligence obligation is determined to be met when [*******]; and

               (e) [*******] within [*******] years of [*******] (assuming
[*******] continue to demonstrate the commercial level of efficacy).

It is recognized and accepted that the efficacy of each Shuffled Gene will typically be tested and demonstrated in the field in one PIONEER Crop before PIONEER may wish to begin developing the Shuffled Gene in additional PIONEER Crops. Therefore, the commercialization due diligence targets identified above will not start for additional PIONEER Crops until selected events containing the specific Shuffled Gene are [*******] in the first PIONEER Crop.

     5.2  Lack of Diligence/Reversion Rights. The rights and licenses granted to
          ----------------------------------
PIONEER herein with respect to Shuffled Genes shall terminate on a PIONEER Crop by Trait basis (as defined in (P)10.1) and such rights will revert to MAXYGEN if:

               (a)  [*******]; and

               (b)  [*******].

     5.3  PIONEER Development Reports. PIONEER shall keep MAXYGEN apprised of
          ---------------------------
the status of the development and commercialization of each Shuffled Gene and PIONEER Licensed Product by providing MAXYGEN with a written report within thirty (30) days after the end of each calendar half-year detailing such activities with respect to each applicable Shuffled Gene and PIONEER Licensed Product during the term of this Agreement, and at MAXYGEN's request, once per year the director of PIONEER's development activities with regard to any particular PIONEER Licensed Product shall meet with MAXYGEN to discuss the status and stage of such development. The reports described in this (P)5.3 shall describe all Shuffled Genes that have been put into PIONEER Crops or tested in [*******], and all PIONEER Licensed Products for which PIONEER has sought or obtained regulatory approval, or which PIONEER has licensed to a Sublicensee for development or commercialization and shall also contain sufficient other information to allow MAXYGEN to monitor PIONEER's compliance with this Agreement, including without limitation, PIONEER's obligations with respect to the accomplishment of the milestones set forth in (P)4.4. All reports and information provided under this (P)5.3 shall be deemed Confidential Information of PIONEER.

     5.4  MAXYGEN Development Reports.  MAXYGEN shall keep PIONEER apprised of
          ---------------------------
the status of the development and commercialization of each Shuffled Gene and MAXYGEN Licensed Product by providing PIONEER with a written report within thirty (30) days after the end of each calendar year detailing such activities with respect to each applicable Shuffled Gene and MAXYGEN Licensed Product during the term of this Agreement. All reports and information provided under this (P)5.4 shall be deemed Confidential Information of MAXYGEN.

     5.5  Technology Enhancement Funding Reporting.  Within 60 days of the
          ----------------------------------------
Effective Date and on each anniversary of the Effective Date during the period in which PIONEER is providing to MAXYGEN technology enhancement funding, MAXYGEN will provide to PIONEER a written summary indicating the activities relating to Shuffling Technology it intends to fund in the course of the next year with funding paid pursuant to
(P)4.12. In addition, within 60 days after the first anniversary of the Effective Date and on each anniversary of the Effective Date thereafter during the period in which PIONEER is providing to MAXYGEN technology enhancement funding, MAXYGEN will provide to PIONEER a written summary indicating the results of the MAXYGEN research funded from the technology enhancement funding and how such results are being applied to the R&D Program.

             SECTION 6.     TREATMENT OF CONFIDENTIAL INFORMATION.
             -----------------------------------------------------

     6.1  Confidentiality.
          ---------------

          A.   General.
               -------

               (a) MAXYGEN and PIONEER each recognize that the other party's Confidential Information constitutes highly valuable and proprietary confidential information. For the purposes hereof, PIONEER Material is PIONEER Confidential Information and MAXYGEN Material is MAXYGEN Confidential Information. Subject to the terms and conditions of Section 8, MAXYGEN and PIONEER each agree that, except as required by applicable law or regulation (including the filing and prosecution of patent applications) or judicial or administrative order, during the term of this Agreement and for five years thereafter:

               (i) it will keep confidential, and will cause its employees, consultants, Affiliates, licensees and sublicenses to keep confidential, all Confidential Information of the other party that is disclosed to it, or to any of its employees, consultants, Affiliates and Agents, under or in connection with this Agreement; and

               (ii) neither it nor any of its respective employees, consultants, Affiliates or Agents shall use Confidential Information of the other party for any purpose whatsoever except as expressly permitted in this Agreement.

               (b)  Notwithstanding subsection (a), above:

               (i) either party may disclose the other party's Confidential Information to its Sublicensees or academic collaborators or subcontractors, to the extent reasonably necessary in granting permitted sublicenses or otherwise exercising license rights expressly granted to it under the terms of this Agreement and the rights set forth in (P)2.1F, provided that prior to any such disclosure such entities execute a written confidentiality agreement providing protections similar to those contained herein;

               (ii) either party may disclose the other party's Confidential Information to the extent reasonably necessary in prosecuting or defending litigation, complying with applicable governmental regulations or court orders or otherwise submitting information to tax or other governmental authorities; provided that, if a party is required to make any such disclosure of the other party's Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the other party of such disclosure and, will use its reasonable efforts to secure confidential treatment of such Confidential Information (whether through protective orders or otherwise); and

               (iii) the parties will reasonably cooperate with each other in the making of reasonable disclosures of Confidential Information to actual and potential Agents, investment bankers, investors and potential investors of each party; provided, however, that such disclosures shall only be made under the terms of a confidentiality agreement providing protections similar to those contained herein.

          B.   Restricted Access.
               -----------------

               (a) Disclosure of a party's Confidential Information to any of the officers, employees, consultants or Agents of the other shall be made only if and to the extent necessary to carry out rights and responsibilities under this Agreement, shall be limited to the maximum extent possible consistent with such rights and responsibilities and shall only be made to persons who are bound to maintain the confidentiality thereof and not to use such Confidential Information except as expressly permitted by this Agreement.

               (b) Following termination or expiration of the term of this Agreement, each party will return all the Confidential Information disclosed to it by the other party pursuant to this Agreement, including all copies and extracts of documents, within 60 days of the request of the disclosing party; provided that a party may retain Confidential Information of the other party relating to any license or right to use Intellectual Property that survives such termination and one copy of all other Confidential Information may be retained in confidential and inactive archives solely for the purpose of establishing the contents thereof and to determine the continuing obligations of each party.

          C.   Employee Confidentiality Agreements.
               -----------------------------------

          MAXYGEN and PIONEER each represent that all of its employees and all of the employees of its Affiliates, and any consultants to such party or its Affiliates, participating in the R&D Program or who shall otherwise have access to Confidential Information of the other party are bound by written agreements to maintain such information in confidence and not to use such information except as expressly permitted herein. Each party agrees to enforce confidentiality obligations to which its employees and consultants (and those of its Affiliates) are obligated.

     6.2  Publicity.  Except as expressly provided herein, neither party may
          ---------
disclose the existence or terms of this Agreement without the prior written consent of the other party; provided, however, that either party may make such a disclosure to the extent required by law and that either party may make a disclosure of the existence and terms of this Agreement to its attorneys, advisers, investors, prospective investors, lenders and other financing sources, and to strategic partners or licensees for Licensed Products under circumstances that reasonably ensure the confidentiality thereof. Notwithstanding the foregoing, the parties may agree upon a press release to announce the execution of this Agreement, together with a corresponding Q&A outline for use in responding to inquiries about the Agreement; thereafter, PIONEER and MAXYGEN may each disclose to third parties the information contained in such press release and Q&A without the need for further approval by the other. In addition, MAXYGEN may, following consultation with PIONEER and with the prior written consent of PIONEER, (i) make public statements regarding PIONEER Licensed Products by announcing the achievement of milestones and fees therefor, and (ii) make public statements regarding the overall success rate(s) achieved by and/or for its customers with the use of its technology, including a general description of activities undertaken in connection with the R&D Program, and success of such activities, provided it may not disclose PIONEER's identity; provided, if PIONEER has not approved a particular proposed disclosure within thirty (30) days of submission by MAXYGEN of such proposed disclosure, then MAXYGEN shall be free to make the proposed disclosure. Once a particular disclosure has been made, MAXYGEN shall be free to make further disclosures which do not materially differ therefrom without any further review from PIONEER. PIONEER is free to make public statements, press releases, and the like, with respect to PIONEER Licensed Products.

     6.3  Publication.  A party wishing to publish or otherwise publicly
          -----------
disclose the Research Results shall first submit a draft of the proposed manuscripts to the RDSC for review at least ninety (90) days prior to any submission for publication or other public disclosure. To avoid loss of patent rights as a result of premature public disclosure of patentable information, the RDSC shall notify the submitting party in writing within thirty (30) days after receipt of such a proposed disclosure whether either party desires to file a patent application on any invention disclosed in such proposed disclosure. In the event that the reviewing party desires to file such a patent application, the submitting party shall withhold publication or disclosure of such proposed disclosure until the earlier of (i) the date a patent application is filed thereon, or (ii) the date the parties determine after consultation that no patentable invention exists. Further, if the proposed disclosure contains Confidential Information of the reviewing party that is subject to nondisclosure obligations under this Section 6, the submitting party agrees to remove such Confidential Information upon request of the reviewing party.

                  SECTION 7.     INTELLECTUAL PROPERTY RIGHTS.
                  --------------------------------------------

     7.1  Disclosure of Inventions.  Each party shall promptly inform the
               ------------------------
RDSC of all Research Results relevant to consideration of the progress of each project towards its pre-agreed goals, in accordance with a procedure established by the RDSC; provided, MAXYGEN shall have no obligation to disclose any Shuffling Technology to the RDSC or PIONEER, except to the extent necessary in patent filings claiming Shuffled Genes.

     7.2  Ownership.
          ---------

          A.   MAXYGEN Intellectual Property Rights.
               ------------------------------------

          MAXYGEN shall have sole and exclusive ownership of all right, title and interest on a worldwide basis in and to any Research Results developed or invented solely by employees or consultants of MAXYGEN.

          B.   PIONEER Intellectual Property Rights.
               ------------------------------------

          PIONEER shall have sole and exclusive ownership of all right, title and interest on a worldwide basis in and to any Research Results developed or invented solely by employees or consultants of PIONEER.

          C.   Joint Intellectual Property Rights.
               ----------------------------------

          PIONEER and MAXYGEN shall jointly own all Joint Research Results.

          D.   PIONEER Materials.  PIONEER shall remain the sole owner of all
               -----------------
PIONEER Materials.

          E.   MAXYGEN Materials.  MAXYGEN shall remain the sole owner of all
               -----------------
MAXYGEN Materials.

     7.3  Assignment of Shuffling Technology and PIONEER Product Technology.
          -----------------------------------------------------------------

          A. Notwithstanding (P)7.2, PIONEER agrees to assign, and hereby assigns, to MAXYGEN all right, title and interest in Joint Intellectual Property and PIONEER Intellectual Property claiming Shuffling Technology.

          B. Notwithstanding (P)7.2, MAXYGEN agrees to assign, and hereby assigns, to PIONEER all right, title and interest in Joint Intellectual Property and MAXYGEN Intellectual Property claiming PIONEER Product Technology.

          C. MAXYGEN and PIONEER agree to timely execute such documents as are necessary to result in (i) MAXYGEN's sole ownership of patent applications and patents claiming Shuffling Technology as set forth in (P)7.3A and (ii) PIONEER's sole ownership of patent applications and patents claiming PIONEER Product Technology as set forth in (P)7.3B.

     7.4  Inventorship.  Inventorship of patentable inventions shall be
          ------------
determined by the Patent Coordinators by applying the standards embodied in United States patent law.

          SECTION 8.     PROVISIONS CONCERNING THE FILING, PROSECUTION
          ------------------------------------------------------------

                       AND MAINTENANCE OF PATENT RIGHTS.
                       ---------------------------------

     The following provisions relate to the filing, prosecution and maintenance of Patent Rights claiming inventions made in connection with the R&D Program.

     8.1  Filing of Patents.
          -----------------

          A.   Primary Responsibilities.  In consultation with the Patent
               ------------------------
Coordinators, the RDSC will coordinate the determination of what patents will be filed on Research Results. Unless the RDSC agrees otherwise in writing, the parties shall have the following responsibilities for patent filing, prosecution and maintenance (including the defense of interferences, oppositions and similar proceedings) (collectively, "Patent Activities"):

               (a)  DNA Shuffling. MAXYGEN will be responsible, at its sole
                    -------------
expense, for Patent Activities for all inventions made by MAXYGEN or PIONEER or jointly by the parties in connection with the R&D Program relating to Shuffling Technology.

          (b) Plant Transformation, PIONEER Product Testing and Product
              ---------------------------------------------------------
Development.  PIONEER will be responsible, at its sole expense, for Patent
-----------
Activities with respect to all inventions made by MAXYGEN or PIONEER or jointly by the parties in connection with the R&D Program relating to PIONEER Product Technology, methods of plant transformation, PIONEER product testing and development of PIONEER Licensed Products.

          (c) Gene Libraries.  MAXYGEN will be responsible, at its sole expense,
              --------------
for Patent Activities with respect to inventions made solely by MAXYGEN in connection with the R&D Program relating to the Gene Libraries produced by Shuffling. PIONEER will be responsible, at its sole expense, for Patent Activities with respect to inventions made solely by PIONEER (if any) relating to the Gene Libraries produced by Shuffling. In the case of joint inventions made in connection with the R&D Program relating to the Gene Libraries, Patent Activities shall be conducted by outside counsel acceptable to both parties with equal control and joint responsibility for costs incurred in connection with the applicable Patent Activities.

          (d) Shuffled Genes, Proteins Encoded by such Genes, Transgenic Plants
              -----------------------------------------------------------------
Containing Shuffled Genes, and Uses Thereof.  PIONEER will be responsible, at
-------------------------------------------
its sole expense, for Patent Activities with respect to inventions made by MAXYGEN or PIONEER or jointly by the parties in connection with the R&D Program relating to Shuffled Genes (excluding MAXYGEN SGDs), proteins encoded by Shuffled Genes (excluding MAXYGEN SGDs), transgenic plants containing Shuffled Genes (excluding MAXYGEN SGDs), and uses thereof in the PIONEER Crops; however, if a patent application or patent solely claims uses of such Shuffled Genes (other than PIONEER SGDs), proteins, or transgenic plants outside of PIONEER Crops, then MAXYGEN will be responsible, at its sole expense, for such Patent Activities.

               (e)  Screening Assays and Inventions not Covered in Other Groups.
                    -----------------------------------------------------------
PIONEER will be responsible, at its sole expense, for Patent Activities with respect to inventions made solely by PIONEER in connection with the R&D Program relating to screening assays and inventions not otherwise covered in the subsections of (P)8.1A above. MAXYGEN will be responsible, at its sole expense, for Patent Activities with respect to inventions made solely by MAXYGEN in connection with the R&D Program relating to screening assays and inventions not covered in this (P)8.1A above. In the case of joint inventions made in connection with the R&D Program relating to screening assays and inventions not covered in (P)8.1(A) above, Patent Activities shall be conducted by outside counsel acceptable to both parties with equal control and joint responsibility for costs incurred in connection with the applicable Patent Activities.

          B.   Cooperation.  In each case above, the party responsible for
               -----------
Patent Activities for the applicable patent applications shall use reasonable efforts to obtain patent coverage that is as broad as possible to cover all potential commercial applications thereof, and shall assure that the other party will have the opportunity to provide meaningful and substantive review and comment with respect thereto. Except as otherwise expressly provided herein, applications filed on joint inventions shall be written and filed by outside counsel acceptable to both parties, but under the control of the responsible party. Each party shall be kept informed of all substantive matters relating to the preparation and prosecution of all patent applications claiming or disclosing inventions made in connection with the R&D Program. Each party shall promptly provide the other with copies of all patent prosecution and maintenance documentation and correspondence so that the other shall be currently and promptly informed of the continuing prosecution and maintenance of patent applications and patents claiming or disclosing inventions made in connection with the R&D Program. Each party shall have the right to review and comment upon such documentation and correspondence, as well as all specifications, claims and responses to office actions prior to their submission to the relevant government patent office.

          C.   Elective Termination of Prosecution and Maintenance of Patent
               -------------------------------------------------------------
Rights.  If at any time the party responsible for Patent Activities pursuant to
------
(P)8.1A above (the "Responsible Party") does not wish to file or wishes to discontinue the prosecution or maintenance of any Jointly Invented Patent Rights claiming inventions made in connection with the R&D Program filed in any country, on a country-by-country basis, it shall promptly give notice of such intention to the other party. The latter shall have the right, but not the obligation, to assume responsibility for the prosecution of any such Patent Rights in the applicable country at its own expense, by giving notice to the Responsible Party of such intention within 30 days.

     8.2  Expenses.  Except as otherwise expressly provided above, the
          --------
Responsible Party will bear the costs of Patent Activities with respect to all Patent Rights for which it has responsibility pursuant to (P)8.1.

     8.3  Patent Coordinators.  MAXYGEN and PIONEER shall each appoint a patent
          -------------------
coordinator ("Patent Coordinator") who shall serve as such party's primary liaison with the other party on matters relating to patent filing, prosecution, maintenance and enforcement. Each party may replace its Patent Coordinator at any time by notice in writing to the other party. The initial Patent Coordinator from MAXYGEN is [*******] and from PIONEER is [*******].

                          SECTION 9.    LEGAL ACTION.
                          --------------------------

     9.1  Actual or Threatened Infringement.
          ---------------------------------

          A.   Notice. In the event either party becomes aware of any actual or
               ------
threatened commercially material infringement or use of any Patent Rights (collectively, an "Infringement"), that party shall promptly notify the other party and provide it with full details. The parties will meet to discuss the appropriate course of action, and may collaborate in pursuing such course or action.

          B.   Primary Responsibility. Notwithstanding the foregoing, if the
               ----------------------
parties do not otherwise agree on a course of action, PIONEER shall have primary responsibility for the prosecution, prevention or termination of any Infringement of PIONEER's sole Patent Rights hereunder, at PIONEER's expense and with the sharing of recoveries as specified below and MAXYGEN shall have primary responsibility for the prosecution, prevention or termination of any Infringement of MAXYGEN's Patent Rights, at MAXYGEN's expense and with the sharing of recoveries as specified below. If either party which has primary responsibility as described above determines that it is necessary or desirable for the other to join any such suit, action or proceeding, the second party shall execute all papers and perform such other acts as may be reasonably required in the circumstances, at the responsible party's expense.

          C.   Jointly-Owned Patents. In the event of an Infringement of Patent
               ---------------------
Rights owned jointly by MAXYGEN and PIONEER, the parties shall agree which party will have the rights and responsibilities of abating such an Infringement, and how the expenses of abating any such Infringement shall be shared. In the event the responsible party becomes involved in any action or proceeding relating to the applicable Patent Rights, the responsible party shall use patent counsel reasonably acceptable to the other party, and shall keep the other party fully informed as to the status of such matters. In the event only one party wishes to pursue in such proceeding, it shall have the right to proceed alone, at its expense, and may retain any recovery, subject to (P)9.1D below, and the other party agrees, at the request and expense of the party initiating such action, to cooperate and join in any proceedings in the event that a third party asserts that the co-owner of such Joint Invention is necessary or indispensable to such proceedings.

          D.   Costs. PIONEER shall bear the cost of any proceeding or suit
               -----
under this (P)9.1 brought by PIONEER and MAXYGEN shall bear the cost of any such proceeding or suit brought by MAXYGEN. In each such case, the responsible party shall have the right first to reimburse itself out of any sums recovered in such suit or in its settlement for all reasonable costs and expenses, including reasonable attorney's fees, related to such suit or settlement. The remainder is next to be used to reimburse the other party for its costs and expenses so incurred. Any remaining amounts or any non-monetary recovery shall be kept by the responsible party.

          E.   Separate Counsel. Each party shall always have the right to be
               ----------------
represented by counsel of its own selection and at its own expense in any suit instituted under this Section by the other party for an Infringement.

          F.   Standing. If either party lacks standing and the other party has
               --------
standing to bring any such suit, action or proceeding as specified above, then the responsible party may request the other party to do so at the responsible party's expense. The party with standing is under no obligation to comply with such request, but rather is free to refuse such request.

          G.   Cooperation. In any action under this (P)9.1, each party shall
               -----------
fully cooperate with and assist the other as reasonably requested. No suit regarding MAXYGEN or Joint Intellectual Property may be settled by PIONEER without MAXYGEN's consent. No suit regarding PIONEER or Joint Intellectual Property may be settled by MAXYGEN without PIONEER's consent. With respect to Joint Intellectual Property, no suit shall be settled by either party without the other party's consent, which consent shall not be unreasonably withheld.

     9.2  Defense of Claims Asserted by Third Parties.
          -------------------------------------------

          A.   Infringement Claims Against MAXYGEN. If any action, suit or
               -----------------------------------
proceeding is brought against MAXYGEN or any officer, director, employee, Affiliate or Agent of MAXYGEN alleging the infringement of intellectual property rights of a third party by reason of (i) the making or use of any Gene or Gene Variants in the conduct of the R&D Program (except to the extent covered by (P)9.2B(i)), or (ii) the discovery, development, manufacture, use, sale, importation or offer for sale of a PIONEER Licensed Product by PIONEER or its Affiliates, Agents or Sublicensees, PIONEER shall indemnify, defend and hold harmless MAXYGEN and its officers, directors, employees, Affiliates and agents from all liabilities arising out of or in connection with any such action, suit or proceeding. MAXYGEN shall have the right to separate counsel at its own expense in any such action, suit or proceeding. The parties will cooperate with each other in the defense of any such suit, action or proceeding. PIONEER shall not compromise, settle or otherwise dispose of any such suit, action or proceeding without MAXYGEN's prior consent, provided that MAXYGEN shall not unreasonably withhold its consent to any settlement which does not have a material adverse effect on MAXYGEN or MAXYGEN's business.

          B.   Infringement Claims Against PIONEER. If any action, suit or
               -----------------------------------
proceeding is brought against PIONEER or any officer, director, employee, Affiliate or agent of PIONEER alleging the infringement of intellectual property rights of a third party by reason of (i) the use of Shuffling Technology in the conduct of the R&D Program or in the development and commercialization of a PIONEER Licensed Product; and (ii) the discovery, development, manufacture, use, sale, importation or offer for sale of an MAXYGEN Licensed Product by MAXYGEN or its Affiliates, agents or Sublicensees, MAXYGEN shall indemnify, defend and hold harmless PIONEER and its officers, directors, employees, Affiliates and agents from all liabilities arising out of or in connection with any such action, suit or proceeding. PIONEER shall have the right to separate counsel at its own expense in any such action, suit or proceeding. The parties will cooperate with each other in the defense of any such suit, action or proceeding. MAXYGEN shall not compromise, litigate, settle or otherwise dispose of any such suit, action or proceeding without PIONEER's advice and prior consent, provided that PIONEER shall not unreasonably withhold its consent to any settlement which does not have a material adverse effect on PIONEER or PIONEER's business.

          C.   Notice. In the event a suit or proceeding subject to this (P)9.2
               ------
is brought against either party that party shall promptly notify the other party and provide it with details.

                 SECTION 10.    TERMINATION AND DISENGAGEMENT.
                 --------------------------------------------

     10.1 Term. This Agreement shall be effective as of the Effective Date and,
          ----
unless otherwise terminated earlier pursuant to the other provisions of this Section 10, shall continue in full force and effect on a Licensed Product-by-Licensed Product and country-by-country basis until the date that is the later of: (i) PIONEER has completed its payment obligations for the R&D Program, or (ii) both PIONEER and MAXYGEN have completed all royalty obligations due under any license acquired hereunder in such country.

     10.2 Material Breach.
          ---------------

          A. In the event either party has materially breached or defaulted in the performance of any of its obligations hereunder, the other party may terminate the licenses granted to the other party with respect to the applicable Licensed Products on a Crop-and-Trait Category by Crop-and-Trait Category ("Crop-and-Trait Specific") basis [*******] or, in cases where Crop-and-Trait Category basis does not apply, on a Licensed Product-by-Licensed Product basis. If more than one Licensed Product is being commercially developed or exploited by the breaching party or its Affiliates or Sublicensees hereunder, and a breach only relates to a particular Licensed Product, the other party shall be entitled to terminate the licenses only with respect to the applicable Licensed Product. A material breach of this Agreement by a party shall be deemed to have occurred:

               (a) upon the failure of a party to pay, when due, any amount due hereunder to the other party, effective thirty (30) days after receiving notice from the non-breaching party of such failure to pay; or

               (b)  upon the material breach by a party of the provisions of
Section 5 effective sixty (60) days after receiving notice from the non-breaching party of such breach; or

               (c) upon breach of any material obligation or condition by a party, effective sixty (60) days after receiving written notice from the non-breaching party of such breach.

          B. The foregoing notwithstanding, if the default or breach is cured or shown to be non-existent within the 30-day or 60-day notice period described above, the notice shall be deemed automatically withdrawn and of no effect.

     10.3 Bankruptcy.
          ----------

          A. If either party (the "Insolvent Party") files for protection under bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within 60 days of the filing thereof, then the other party may, at its sole election upon notice to the Insolvent Party, terminate the entire Agreement by notice to such party.

          B. All rights and licenses granted under or pursuant to this Agreement shall be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses or rights to "intellectual property" as defined under
Section 101(52) of the U.S. Bankruptcy Code. The parties agree that each party, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, subject to performance by the licensee of its preexisting obligations under this Agreement.

          C. Notwithstanding Section B. above, the parties agree that under this Agreement PIONEER has not been granted and shall not receive any right or license to practice any Shuffling Technology, and the provisions of (P)10.3B above do not apply to any intellectual property and materials relating thereto.

     10.4 Limited Cause Termination.
          -------------------------

          A. If PIONEER or MAXYGEN or a third party does not demonstrate that Shuffled Genes or other genes created or developed through the use of MAXYGEN Shuffling Technology can be [*******], as shown by [*******], within thirty-six
(36) months after the Effective Date, PIONEER shall have the right to terminate this Agreement on six (6) months notice to MAXYGEN; provided that such notice shall be deemed automatically withdrawn if MAXYGEN makes such a demonstration prior to the effective date of such termination. All payments due to MAXYGEN on or before the effective date of termination shall be paid by PIONEER prior to early termination under this clause.

          B. If prior to the end of the Research Term all research activities to be conducted in the R&D Program have been successfully completed or terminated by written agreement of the parties, and PIONEER and MAXYGEN are unable to agree on new research activities in new trait categories to be conducted in the R&D Program and the terms thereof as provided in (P)2.1E(a), then PIONEER shall have the right to terminate the R&D Program on six (6) months notice to MAXYGEN. All payments due to MAXYGEN on or before the effective date of termination shall be paid by PIONEER prior to early termination under this clause.

     10.5 Effect of Termination.
          ---------------------

          A.   Accrued Obligations. Termination of this Agreement, for any
               -------------------
reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination, nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to such termination.

          B.   Return of Confidential Information and Materials. Upon any
               ------------------------------------------------
termination of this Agreement, PIONEER and MAXYGEN shall promptly return to the other party all Confidential Information received from the other party hereto (except one copy of which may be retained by legal counsel for archival purposes and ensuring compliance with Section 6) and other pertinent obligations under this Agreement, and all PIONEER Materials and MAXYGEN Materials shall be returned to the owner thereof.

          C.   Licenses.
               --------

                    (i) In the event that PIONEER terminates the licenses to MAXYGEN for a MAXYGEN Licensed Product pursuant to (P)10.2, the licenses granted to MAXYGEN in Section 3 shall terminate solely with respect to such MAXYGEN Licensed Product, and the licenses to MAXYGEN with respect to other MAXYGEN Licensed Products shall remain in full force and effect, subject to all applicable terms and conditions of this Agreement.

                    (ii) In the event that MAXYGEN terminates the licenses to PIONEER for a PIONEER Licensed Product, or for a PIONEER Crop and Trait Category, pursuant to (P)10.2, the licenses granted to PIONEER in Section 3 shall terminate solely with respect to such PIONEER Licensed Product, or PIONEER Crop and Trait Category, as the case may be, and the licenses to PIONEER with respect to other PIONEER Licensed Products, or other PIONEER Crops and Trait Categories, as the case may be, shall remain in full force and effect, subject to all applicable terms and conditions of this Agreement.

                    (iii) In the event PIONEER terminates the Agreement pursuant to (P)10.3(A), the licenses granted to MAXYGEN in Section 3 shall terminate.

                    (iv) In the event MAXYGEN terminates the Agreement pursuant to (P)10.3(A), the licenses granted to PIONEER in Section 3 shall terminate.

                    (v) In the event that PIONEER terminates the Agreement pursuant to (P)10.4A, all licenses granted to PIONEER and MAXYGEN in Section 3 shall terminate.

                    (vi) Except as expressly provided in this (P)10.5(C), in the event of any termination of one or more licenses (but not the entire Agreement) under (P)10.2 or (P)10.3, the remaining licenses granted pursuant to
(P)3.1 and (P)3.2, and the covenants in (P)3.6B solely to the extent they relate to the surviving licenses, shall remain in effect.

     10.6 Surviving Provisions. Paragraphs 2.1B(c), 2.1F, 2.5, 3.3, 3.4, 3.5,
          --------------------
4.7, 4.9, 4.10, 4.11, 10.5 and 10.6, and Sections 6, 7, 8, 9, 11, 12, 13 and 14
of this Agreement shall survive the expiration or termination of this Agreement for any reason.

                SECTION 11.    REPRESENTATIONS AND WARRANTIES.
                ---------------------------------------------

     11.1 Mutual Representations. MAXYGEN and PIONEER each represents and
          ----------------------
warrants as follows:

          A.   Organization.
               ------------

          It is a corporation duly organized, validly existing and is in good standing under the laws of the jurisdiction first set forth above, is qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the performance of its obligations hereunder requires such qualification and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this Agreement.

          B.   Authorization.
               -------------

          The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action and do not and will not:
(a) require any consent or approval of its stockholders or (b) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its charter documents.

          C.   Binding Agreement.
               -----------------

          This Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms and conditions.

          D.   Inventor's Assignment of Rights.
               -------------------------------

          It requires that every employee and consultant that is an inventor of a patentable invention is under an obligation to assign their rights to it, and that it actively requires the signing of such assignment.

          E.   Warranty Disclaimer. The parties acknowledge that the research
               -------------------
activities contemplated hereunder are experimental, and that the R&D Program may not be successful. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION AND EXTENDS NO WARRANTY OF ANY KIND WITH RESPECT TO ANY CONFIDENTIAL INFORMATION, PATENT RIGHTS, KNOW-HOW, SHUFFLING TECHNOLOGY, SHUFFLED GENES, LICENSED PRODUCTS, OR OTHER TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, AND VALIDITY OF TECHNOLOGY OR PATENT CLAIMS, ISSUED OR PENDING, WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

          F.   Limited Liability. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER
               -----------------
MAXYGEN NOR PIONEER WILL BE LIABLE TO THE OTHER

WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (i) ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS OR (ii) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

                  SECTION 12.    ADDITIONAL INDEMNIFICATION.
                  -----------------------------------------

     12.1 Indemnification of MAXYGEN by PIONEER. PIONEER shall indemnify,
          -------------------------------------
defend and hold harmless MAXYGEN, its Affiliates and their respective directors, officers, employees, and Agents and their respective successors, heirs and assigns (the "MAXYGEN Indemnitees"), against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the MAXYGEN Indemnitees, or any of them, in connection with any claims, suits, actions, demands or judgments of third parties (except those subject to (P)9.2A, which shall be governed by the terms thereof), including without limitation personal injury and product liability matters (except to the extent such claims, suits, actions, demands or judgments result from a willful material breach of this Agreement, gross negligence or willful misconduct on the part of a MAXYGEN Indemnitee) arising directly out of or in connection with (i) any actions of PIONEER in the performance of the R&D Program, or (ii) the development, testing, production, manufacture, promotion, import, sale or use by any person of any PIONEER Licensed Product manufactured or sold by

PIONEER or by an Affiliate, licensee, Sublicensee, distributor or Agent of PIONEER.

     12.2 Indemnification of PIONEER by MAXYGEN. MAXYGEN shall indemnify,
          -------------------------------------
defend and hold harmless PIONEER, its Affiliates and their respective directors, officers, employees, and Agents and their respective successors, heirs and assigns (the "PIONEER Indemnitees"), against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the PIONEER Indemnitees, or any of them, in connection with any claims, suits, actions, demands or judgments of third parties (except those subject to (P)9.2B, which shall be governed by the terms thereof), including, without limitation, personal injury and product liability matters (except to the extent such claims, suits, actions, demands or judgments result from a willful material breach of this Agreement, gross negligence or willful misconduct on the part of a PIONEER Indemnitee) arising out of or in connection with (i) any actions of MAXYGEN in the performance of the R&D Program, or (ii) the development, testing, production, manufacture, promotion, import, sale or use by any person of any MAXYGEN Licensed Product manufactured or sold by MAXYGEN or by an Affiliate, agent, licensee, Sublicensee, distributor or Agent of MAXYGEN.

     12.3 Procedure. A party (the "Indemnitee") that intends to claim
          ---------
indemnification under this Section 12 shall promptly notify the other party (the "Indemnitor") in writing of any loss, claim, damage, liability or action in respect of which the Indemnitee or any of its Affiliates, Sublicensees or their directors, officers, employees, agents, consultants or counsel intend to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume the defense thereof with counsel mutually satisfactory to the parties. The indemnity agreement in this Section 12 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is made without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Section 12. At the Indemnitor's request, the Indemnitee under this Section 12, and its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any action, claim or liability covered by this indemnification and provide full information with respect thereto.

                      SECTION 13.    DISPUTE RESOLUTION.
                      ---------------------------------

     13.1 Informal Dispute Resolution.
          ---------------------------

          A.   Senior Officials. The parties recognize that a bona fide dispute
               ----------------
as to certain matters may from time to time arise during the term of this Agreement which relates to either party's rights or obligations hereunder. In the event of the occurrence of such a dispute, either party may, by notice to the other party, have such dispute referred to the Chief Executive Officer of MAXYGEN and the Vice President, Trait and Technology Development of PIONEER, or their successors or counterparts, for resolution by good faith negotiations within 30 days after such notice is received.

          B.   Interim Conduct. If the parties are unable to reach agreement
               ---------------
with respect to the next Work Plan as provided above, they shall continue to work at the Staffing Level then prevailing, in a manner consistent with and in furtherance of the then current Work Plan, notwithstanding the expiration of the then-current Work Plan. If the parties are unable to reach any agreement with respect to a Work Plan by the expiration of the then-current Work Plan pursuant to (P)13.1(A) above, then such dispute shall be resolved as described in (P)13.2 below. In addition, any dispute relating to the financial obligations of either party to the other shall be subject to (P)13.2 below.

     13.2 Arbitration. Any dispute under this Agreement relating to the Work
          -----------
Plans or the conduct of R&D Program or the payments due under this Agreement and/or the financial obligations of the parties hereunder, which is not settled by mutual consent pursuant to (P)13.1 above, shall be finally settled by binding arbitration, conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association by three (3) independent, neutral arbitrators appointed in accordance with said rules; provided, unless otherwise agreed by the parties any dispute relating to the establishment of a royalty rate to be arbitrated pursuant to (P)4.3A, (P)4.3B or (P)4.3E shall be resolved by a single independent, neutral arbitrator. Any arbitration shall be held in San Francisco, California. The arbitrators shall determine what discovery shall be permitted, consistent with the goal of limiting the cost and time which the parties must expend for discovery; provided the arbitrators shall permit such discovery as they deem necessary to permit an equitable resolution of the dispute. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof. Except as otherwise expressly provided in this Agreement, the costs of the arbitration, including administrative and arbitrator(s)' fees, shall be shared equally by the parties and each party shall bear its own costs and attorneys' and witness' fees incurred in connection with the arbitration. A disputed performance or suspended performances pending the resolution of the arbitration must be completed within a reasonable time period following the final decision of the arbitrator(s). The arbitrators shall be directed that any arbitration subject to this Section shall be completed within one (1) year from the filing of notice of a request for such arbitration. The arbitration proceedings and the decision shall not be made public without the joint consent of the parties and each party shall maintain the confidentiality of such proceedings and decision unless otherwise permitted by the other party. Any decision which requires a monetary payment shall require such payment to be payable in United States dollars, free of any tax or other deduction. The parties agree that the decision shall be the sole, exclusive and binding remedy between them regarding any and all disputes, controversies, claims and counterclaims presented to the arbitrators. Any award may be entered in a court of competent jurisdiction for a judicial recognition of the decision and an order of enforcement.

                         SECTION 14.    MISCELLANEOUS.
                         ----------------------------

     14.1 Notices. All notices shall be in writing mailed via certified mail,
          -------
return receipt requested, or overnight express mail, courier providing evidence of delivery, addressed as follows, or to such other address as may be designated by notice so given from time to time:

          If to PIONEER:   PIONEER HI-BRED INTERNATIONAL, INC.
                           7300 NW 62/nd/ Avenue
                           Johnson, Iowa 50131-1004
                           Attention: Vice President, Trait and
                           Technology Development

                           with a copy to:

                           PIONEER HI-BRED INTERNATIONAL, INC.
                           800 Capital Square
                           400 Locust Street
                           Des Moines, Iowa 50309-234
                           Attention: General Counsel

          If to MAXYGEN:   MAXYGEN, INC.
                           3410 Central Expressway
                           Santa Clara, California 95051
                           Attention: Chief Executive Officer

     Notices shall be deemed given as of the date received.

     14.2 Governing Law and Jurisdiction. This Agreement, and any arbitration
          ------------------------------
relating hereto, shall be governed by and construed in accordance with the laws of the State of California, without regard to the application of principles of conflicts of law.

     14.3 Venue. The exclusive venue of any dispute arising out of or in
          -----
connection with the performance of or any breach of this Agreement which is not subject to arbitration pursuant to (P)13.2, shall be the state courts or U.S. district court located in or for MAXYGEN's principal place of business, and the parties hereby irrevocably consent to the personal jurisdiction of such courts. Notwithstanding the above, this (P)14.3 shall be terminated and have no further force and effect if MAXYGEN is acquired by or merges with a third party having assets of Five hundred million U.S. dollars ($500,000,000) or more prior to the merger with or acquisition of MAXYGEN.

     14.4 Binding Effect. This Agreement shall be binding upon and inure to the
          --------------
benefit of the parties and their respective legal representatives, successors and permitted assigns.

     14.5 Headings. Section and subsection headings are inserted for
          --------
convenience of reference only and do not form a part of this Agreement.

     14.6 Counterparts. This Agreement may be executed simultaneously in two or
          ------------
more counterparts, each of which shall be deemed an original.

     14.7 Amendment; Waiver. This Agreement may be amended, modified, superseded
          -----------------
or canceled, and any of the terms may be waived, only by a written instrument executed by each party or, in the case of waiver, by the party or parties waiving compliance. The delay or failure of any party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

     14.8 No Agency or Partnership. Nothing contained in this Agreement shall
          ------------------------
give either party the right to bind the other, or be deemed to constitute the parties as agents for the other or as partners with each other or any third party.

     14.9 Assignment and Successors. Except as expressly provided herein, this
          -------------------------
Agreement may not be assigned by either party without the consent of the other, except that each party may, without such consent, assign this Agreement and the rights, obligations and interests of such party, in whole or in part, to any of its Affiliates, to any purchaser of all or substantially all of its assets in the line of business to which this Agreement pertains, or to any successor corporation resulting from any merger or consolidation of such party into such successor corporation.

     14.10  Force Majeure. Neither PIONEER nor MAXYGEN shall be liable for
            -------------
failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of PIONEER or MAXYGEN, as the case may be, and notice of such prevention of performance promptly provided by the nonperforming party to the other party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming party takes reasonable efforts to remove the condition. In event of such force majeure, the party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

     14.11  Interpretation. The parties hereto acknowledge and agree that:
            --------------
(i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in a favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

     14.12  Integration: Severability. This Agreement is the sole agreement
            -------------------------
with respect to the subject matter hereof and supersedes all other agreements and understandings between the parties with respect to same, including but not limited to the Confidentiality Agreement between MAXYGEN and PIONEER dated July 27, 1998. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the parties that the remainder of this Agreement shall not be affected.

     14.13  Approvals. Each party shall be responsible, at its expense, for
            ---------
obtaining any approvals from the governmental entities which may be required under applicable law for the development, growth or sale of Licensed Products sold by it or on its behalf.

     14.14  Export Controls. This Agreement is made subject to any
            ---------------
restrictions concerning the export of Licensed Products or Research Results or Intellectual Property ("Technology") from the United States that may be imposed upon or related to either party to this Agreement from time to time by the Government of the United States. Neither party will export, directly or indirectly, any Technology to any countries for which the United States Government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining the license or written approval to do so from the Department of Commerce or other agency of the United States Government when required by applicable statute or regulation.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed this 23/rd/ day of December, 1998 by their duly authorized representatives.



                                        PIONEER HI-BRED INTERNATIONAL, INC.

                                        By:  /s/ Anthony Cavalieri
                                             ---------------------
                                             Anthony Cavalieri
                                             Vice President


                                        MAXYGEN, INC.

                                        By:  /s/ Russell Howard
                                             ------------------
                                             Russell Howard
                                             President and CEO

                                  APPENDIX A
                                  ----------


                                   [*******]

[Appendix A contains the initial work plan for this Agreement, which details the specific projects to be undertaken in the R&D Program, timelines for the specified research activities, and technical information related to the conduct of the specified research.]

                                  APPENDIX B
                                  ----------


                                   [*******]

[Appendix B identifies the specific crops and trait categories that are the subject of this Agreement.]